ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Financial Statements

and Supplemental Schedules

December 31, 2014 and 2013

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors

Allianz Life Insurance Company of North America:

We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ KPMG LLP

Minneapolis, Minnesota

March 23, 2015

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2014 and 2013

(In thousands, except share data)

Assets	2014	2013
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of $72,953,379 and $62,666,291, respectively)	$79,211,785	66,363,306
At fair value through income (amortized cost of $40,535 and $40,117 respectively)	41,223	40,416
Held to maturity, at amortized cost (fair value of $204,489 and $219,516, respectively)	180,398	220,752
Mortgage loans on real estate (net of valuation allowances of $35,000 and $66,750, respectively)	7,182,169	6,134,525
Short-term securities	47,897	7,547
Derivatives	721,736	831,707
Loans to affiliates	850,115	1,191,170
Policy loans	160,141	158,217
Acquired loans	201,268	205,131
Equity securities:
Available-for-sale (cost of $6,180 and $29,112, respectively)	6,226	29,112
Trading (cost of $296,992 and $209,978, respectively)	314,023	227,822
Other invested assets	75,041	50,046

Total investments	88,992,022	75,459,751
Cash and cash equivalents	3,832,569	2,944,394
Accrued investment income	919,332	831,904
Receivables (net of allowance for uncollectible accounts of $6,631 and $6,254, respectively)	150,871	142,028
Reinsurance recoverables and receivables	4,205,860	4,105,078
Deferred acquisition costs	4,362,771	4,820,215
Other assets	1,855,159	2,073,826

Assets, exclusive of separate account assets	104,318,584	90,377,196
Separate account assets	30,789,371	30,747,777

Total assets	$135,107,955	121,124,973

Consolidated Financial Statements and Supplemental Schedules	2	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2014 and 2013

(In thousands, except share data)

Liabilities and Stockholder’s Equity	2014	2013
Policyholder liabilities:
Account balances and future policy benefit reserves	$91,358,761	78,125,212
Policy and contract claims	443,444	416,109
Unearned premiums	130,701	135,639
Other policyholder funds	331,364	272,209

Total policyholder liabilities	92,264,270	78,949,169
Derivative liability	448,220	1,391,989
Mortgage notes payable	92,184	99,210
Other liabilities	3,737,560	2,840,304

Liabilities, exclusive of separate account liabilities	96,542,234	83,280,672
Separate account liabilities	30,789,371	30,747,777

Total liabilities	127,331,605	114,028,449

Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $1,560 and $2,340 at December 31, 2014 and 2013, respectively	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $1,750 and $2,625 at December 31, 2014 and 2013, respectively	9,994	9,994
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2014 and 2013	20,000	20,000
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	1,906,931	2,001,466
Accumulated other comprehensive income, net of tax	1,777,145	1,002,784

Total stockholder’s equity	7,776,350	7,096,524

Total liabilities and stockholder’s equity	$135,107,955	121,124,973

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules	3

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Revenue:
Premiums	$241,704	235,783	240,604
Policy fees	1,286,614	1,172,357	932,737
Premiums and policy fees, ceded	(120,221)	(119,767)	(124,184)

Net premiums and policy fees	1,408,097	1,288,373	1,049,157
Interest and similar income, net	3,957,298	3,592,117	3,632,406
Change in fair value of assets and liabilities	1,841,989	921,265	(157,279)
Realized investment gains, net	77,762	188,297	227,701
Fee and commission revenue	282,058	261,926	212,458
Other revenue	29,762	44,853	28,248

Total revenue	7,596,966	6,296,831	4,992,691

Benefits and expenses:
Policyholder benefits	689,319	834,552	973,757
Change in fair value of annuity embedded derivatives	4,955,984	1,598,061	1,140,185
Benefit recoveries	(371,608)	(268,067)	(286,714)
Net interest credited to account values	602,130	1,539,473	1,062,975

Net benefits and expenses	5,875,825	3,704,019	2,890,203
Commissions and other agent compensation	1,537,224	978,316	859,823
General and administrative expenses	676,815	663,319	645,656
Change in deferred acquisition costs, net	(673,086)	206,699	684,350

Total benefits and expenses	7,416,778	5,552,353	5,080,032

Income (loss) from operations before income taxes	180,188	744,478	(87,341)

Income tax expense (benefit):
Current	265,586	42,854	280,018
Deferred	(240,863)	160,438	(324,977)

Total income tax expense (benefit)	24,723	203,292	(44,959)

Net income (loss)	$155,465	541,186	(42,382)

Supplemental disclosures:
Realized investment (losses), net:
Total other-than-temporary impairment losses on securities	$(6,445)	(15,048)	(28,768)
Portion of loss recognized in other comprehensive income	—	—	—

Net impairment losses recognized in realized investment gains, net	(6,445)	(15,048)	(28,768)
Other net realized gains	84,207	203,345	256,469

Realized investment gains, net	$77,762	188,297	227,701

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules	4

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Net income (loss)	$155,465	541,186	(42,382)
Foreign currency translation adjustments, net of tax	(2,103)	(1,650)	604
Unrealized (losses) gains on postretirement obligation, net of tax	(6)	167	(226)
Unrealized gains (losses) on fixed-maturity and equity securities, net of tax	776,470	(1,228,638)	340,573

Total other comprehensive income (loss)	774,361	(1,230,121)	340,951

Total comprehensive income (loss)	$929,826	(688,935)	298,569

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules	5

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	Preferred stock	Common stock	Loan to parent company	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder’s equity
2012:
Balance, beginning of year	$18,903	20,000	(4,963)	4,053,371	2,302,662	1,891,954	8,281,927
Comprehensive income:
Net loss	—	—	—	—	(42,382)		(42,382)
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	—	340,573	340,573
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	—	(226)	(226)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	—	604	604

Total comprehensive income							298,569
Dividend	—	—	—	—	(150,000)	—	(150,000)
Payment received on loan	—	—	4,963	—	—	—	4,963

Balance, end of year	$18,903	20,000	—	4,053,371	2,110,280	2,232,905	8,435,459

2013:
Balance, beginning of year	$18,903	20,000	—	4,053,371	2,110,280	2,232,905	8,435,459
Comprehensive income:
Net income	—	—	—	—	541,186	—	541,186
Net unrealized loss on investments, net of shadow adjustments and deferred taxes	—	—	—	—	—	(1,228,638)	(1,228,638)
Net unrealized gain on postretirement obligation, net of deferred taxes	—	—	—	—	—	167	167
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	—	(1,650)	(1,650)

Total comprehensive loss							(688,935)
Dividend	—	—	—	—	(650,000)	—	(650,000)

Balance, end of year	$18,903	20,000	—	4,053,371	2,001,466	1,002,784	7,096,524

2014:
Balance, beginning of year	$18,903	20,000	—	4,053,371	2,001,466	1,002,784	7,096,524
Comprehensive income:
Net income	—	—	—	—	155,465	—	155,465
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	—	776,470	776,470
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	—	(6)	(6)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	—	(2,103)	(2,103)

Total comprehensive income							929,826
Dividend	—	—	—	—	(250,000)	—	(250,000)

Balance, end of year	$18,903	20,000	—	4,053,371	1,906,931	1,777,145	7,776,350

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules	6

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Cash flows provided by operating activities:
Net income (loss)	$155,465	541,186	(42,382)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Realized investment gains	(77,209)	(199,546)	(229,909)
Purchase of fixed-maturity securities at fair value through income	(9,156)	(14,075)	(27,280)
Sale, maturity, and other redemptions of fixed-maturity securities at fair value through income	8,500	8,306	20,700
Purchases of trading securities	(241,188)	(226,555)	(13,174)
Sale and other redemptions of trading securities	158,825	49,856	17,179
Change in annuity-related options, derivatives, and gross reserves	1,561,437	3,573,672	1,358,018
Deferred income tax (benefit) expense	(240,863)	160,438	(324,977)
Charges to policy account balances	(158,401)	(136,807)	(120,090)
Gross interest credited to account balances	829,932	1,731,843	1,430,161
Amortization and depreciation	(41,534)	(10,259)	(56,380)
Change in:
Accrued investment income	(87,428)	(63,627)	(15,178)
Receivables	(12,479)	16,560	(88,379)
Reinsurance recoverables and receivables	(100,782)	(25,485)	(25,443)
Deferred acquisition costs	(673,086)	206,699	684,350
Future policy benefit reserves	1,826,979	(764,875)	112,768
Policy and contract claims	27,335	57,377	64,723
Other policyholder funds	59,155	85,602	(5,413)
Unearned premiums	11,669	9,639	(5,730)
Other assets and liabilities	166,689	105,279	(34,519)
Other, net	745	(3,109)	80

Total adjustments	3,009,140	4,560,933	2,741,507

Net cash provided by operating activities	$3,164,605	5,102,119	2,699,125

Consolidated Financial Statements and Supplemental Schedules	7	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	2014	2013	2012
Cash flows used in investing activities:
Purchase of fixed-maturity securities	$(15,498,964)	(9,176,417)	(7,804,813)
Purchase of available-for-sale equity securities	(6,163)	(163,512)	(337,225)
Purchase of real estate	—	—	(228)
Funding of mortgage loans on real estate	(1,854,016)	(559,154)	(592,716)
Sale and other redemptions of fixed-maturity securities	4,264,652	5,822,778	7,087,767
Matured fixed-maturity securities	1,121,527	724,008	451,367
Sale of available-for-sale equity securities	29,209	134,400	348,635
Sale of derivative securities	1,344,736	85,471	318,150
Sale of real estate	—	15,471	—
Net change in securities lending	537,164	970,364	(688,770)
Repayment/disposal of mortgage loans on real estate	811,372	493,391	463,591
Net change in short-term securities	(40,350)	(2,045)	350
Purchase of home office property and equipment	(4,882)	(2,831)	(4,016)
Purchase of interest in equity method investees	(2,992)	(1,478)	(1,219)
Change in loan to affiliate	341,055	(1,162,445)	27,293
Change in loan to non affiliate	(21,966)	(5,896)	(3,909)
Options purchased, net	(397,943)	(217,382)	(431,167)
Other, net	(682)	6,132	(2,929)

Net cash used in investing activities	(9,378,243)	(3,039,145)	(1,169,839)

Cash flows provided by (used in) financing activities:
Policyholders’ deposits to account balances	13,666,314	7,014,576	5,817,341
Policyholders’ withdrawals from account balances	(6,207,879)	(6,438,692)	(6,826,518)
Policyholders’ net transfers between account balances	(98,712)	(1,094,927)	(1,495,577)
Change in amounts drawn in excess of bank balances	(884)	(23,062)	42,887
Dividend paid to parent company	(250,000)	(650,000)	(150,000)
Payment received on loan to parent company	—	—	4,963
Repayment of mortgage notes payable	(7,026)	(6,648)	(6,293)

Net cash provided by (used in) financing activities	7,101,813	(1,198,753)	(2,613,197)

Net change in cash and cash equivalents	888,175	864,221	(1,083,911)
Cash and cash equivalents at beginning of year	2,944,394	2,080,173	3,164,084

Cash and cash equivalents at end of year	$3,832,569	2,944,394	2,080,173

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules	8

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(1) Organization

Allianz Life Insurance Company of North America is a wholly owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE. Allianz SE is a European Company registered in Munich, Germany, and is the Company’s ultimate parent. Allianz Life Insurance Company of North America and its wholly owned subsidiaries are referred to as the Company.

The Company is a life insurance company licensed to sell annuity, group and individual life, and group accident and health policies in the United States, Canada, and several U.S. territories. Based on 2014 statutory net premium written, 96%, 3%, and 1% of the Company’s business is annuity, life insurance, and accident and health, respectively. The annuity business comprises fixed-indexed, variable, and fixed interest annuities. The fixed-index and variable business represents 85% and 15% of 2014 statutory annuity net premium written, respectively. Life business comprises both traditional and group life. Life business includes products with guaranteed premiums and benefits and consists principally of universal life policies, fixed index universal life policies, term insurance policies, and limited payment contracts. Accident and health business primarily comprises closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York, and all other subsidiaries have been consolidated. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed, variable, and deferred annuity products. Premium receipts are reported as deposits to the contractholders’ accounts. Policy fees on the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges

Consolidated Financial Statements and Supplemental Schedules	9	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable, and certain life products are recorded at fair value and changes in value are included in change in reserves at fair value on the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Consolidated Statements of Operations.

The Company offers a variable annuity product that combines a separate account option with a general account option that is similar to a fixed-indexed annuity. The Company has elected the fair value option to account for the entire insurance contract liability and the mutual fund assets backing the separate account. The insurance contracts’ reserves are reported in account balances and future policy benefit reserves and the mutual fund assets backing the separate account are reported in equity securities, trading on the Consolidated Balance Sheets. Electing the fair value option for an insurance contract liability requires that the Company account for that liability as a financial instrument and also requires that acquisition costs be recognized immediately in expense.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferral and amortization of related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Goodwill

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, value of business acquired (VOBA), other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in other assets on the Consolidated Balance Sheets.

Goodwill is evaluated annually for impairment at the reporting unit level, which is one level below an operating segment. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit.

Consolidated Financial Statements and Supplemental Schedules	10	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(f)	Value of Business Acquired and Other Intangible Assets

The value of insurance in-force purchased is recorded as the VOBA and is reported in other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of expected future gross profits in the same manner as Deferred Acquisition Costs (DAC). The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If estimated gross profits (EGP) differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through general and administrative expenses within the Consolidated Statements of Operations.

Intangible assets are identified by the Company in accordance with the Intangibles – Goodwill and Other Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification), which requires an identifiable intangible asset to be recognized apart from goodwill when it arises from contractual or legal rights or it is capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.

The Company’s intangible assets include trademarks, agent lists, and noncompete agreements that were acquired as a result of the Company’s ownership in field marketing organizations, and are reported in other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method. Also included in the Company’s intangible assets are the trade name and service mark of a broker-dealer acquired during 2005, and state insurance licenses acquired in 2007.

Recoverability of the value of the amortizing intangible assets is assessed whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability of the value of the nonamortizing intangible assets is assessed annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

Consolidated Financial Statements and Supplemental Schedules	11	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(g)	Deferred Acquisition Costs

Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. However, acquisition costs associated with insurance contracts recorded under the fair value option are not deferred as guidance related to the fair value option requires that transaction costs are recorded immediately as an expense. For interest-sensitive products and variable annuity contracts issued in 2010 and after, acquisition costs are amortized in relation to the present value of expected future gross profits from investments and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010, acquisition costs are amortized in relation to the present value of estimated gross revenues from investments and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. DAC is reviewed for recoverability and loss recognition, at least annually, and adjusted when necessary. Recoverability and loss recognition are evaluated separately for fixed annuities, variable annuities, and life insurance products. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in-force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which is referred to as DAC unlocking. In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in change in DAC, net on the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules	12	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Adjustments may also be made to the EGPs related to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 10.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverages that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract is immediately expensed and any new DAC on the replacement contract is deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(h)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) are reported in other assets in the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in policyholder benefits on the Consolidated Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities, commonly known as shadow DSI. These adjustments are included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Consolidated Financial Statements and Supplemental Schedules	13	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment grade items that were purchased with other yield considerations.

(i)	Account Balances and Future Policy Benefit Reserves

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.3% to 6.0%.

Consolidated Financial Statements and Supplemental Schedules	14	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value of future net premiums and are based on best estimate assumptions at the time of issue for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%.

An additional reserve has been established to provide for future expected losses that are anticipated to occur after a period of profits. The reserve accrual will be over the profit period and is based on best estimate assumptions as of the beginning of the accrual period without provisions for adverse deviation.

(j)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(k)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premiums and policy fees, ceded, and benefit recoveries, respectively, on the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves, and policy and contract claims covered under reinsurance contracts are recorded in reinsurance recoverables and receivables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Consolidated Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in other liabilities on the Consolidated Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period of the related reinsured policies. These amortized gains are recorded in other revenue on the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules	15	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(l)	Investments

Fixed-Maturity and Equity Securities

The Company has portfolios of certain fixed-maturity and equity securities as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to DAC, DSI, and VOBA represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that would have been required as a charge or credit to operations had such unrealized amounts been realized.

The Company has portfolios of certain fixed-maturity securities classified as “at fair value through income” and equity securities classified as “trading”. These securities are carried at fair value, and their respective related unrealized gains and losses are reflected in change in fair value of assets and liabilities, within the Consolidated Statements of Operations. In addition, the Company also has portfolios of certain fixed-maturity securities classified as “held-to-maturity,” and accordingly, the securities are carried at amortized cost on the Consolidated Balance Sheets. The Company has the intent and ability to hold such securities to maturity. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average cost basis of all lots owned of each security.

Mortgage-backed securities and structured securities are amortized using, among other assumptions, anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities without expected credit deterioration, when estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Consolidated Statements of Operations. For structured securities with expected credit deterioration, when adjustments are anticipated for prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by the Beneficial Interests in Securitized Financial Assets Topic of the Codification.

The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible. Management completes its own Independent Price Verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the investment managers. The IPV process supports the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

Consolidated Financial Statements and Supplemental Schedules	16	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company reviews the available-for-sale and held-to-maturity investment portfolios to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Codification requires that the Company evaluate other-than-temporary impairments (OTTI) on available-for-sale and held-to-maturity fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions is met, the Company must recognize an OTTI for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in realized investment gains, net on the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included as a separate component in the Consolidated Statements of Comprehensive Income.

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security, (b) changes in the financial condition, credit rating, and near-term prospects of the issuer, (c) whether the issuer is current on contractually obligated interest and principal payments, (d) changes in the financial condition of the security’s underlying collateral, if any, and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited

Consolidated Financial Statements and Supplemental Schedules	17	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Consolidated Statements of Operations that presents the total OTTI losses recognized during the period less the portion of OTTI losses recognized in other comprehensive income to equal the credit-related portion of OTTI that was recognized in earnings during the period. The portion of OTTI losses recognized in other comprehensive income includes the portion of OTTI losses related to factors other than credit recognized during the period, offset by reclassifications of OTTI losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure on the Consolidated Statements of Operations represents the portion of OTTI losses recognized in other comprehensive income and excludes subsequent increases and decreases in the fair value of these securities.

The Company views equity securities that have a fair value of at least 20% below average cost at the end of a quarter or are in an unrealized loss position for nine consecutive months as other-than-temporarily impaired. However, other factors, including market analysis, current events, recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time, are also used to determine whether equity securities are considered other-than-temporarily impaired and may result in an equity security being impaired. All previously impaired equity securities will incur additional OTTI should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Consolidated Statements of Operations. The Company adjusts DAC, DSI, and VOBA for impairments on securities, as discussed in their respective sections of this note.

Mortgage Loans on Real Estate

Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in interest and similar income, net on the Consolidated Statements of Operations. The Company analyzes loan impairment quarterly when assessing the adequacy of the allowance for uncollectible balances. The Company considers recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and debt service coverage, which could impact a loan’s credit quality. The Company also evaluates the mortgage loan reserve to ensure that the estimate is based on the most recent available industry default and loss studies and historical default rates for the Company. The Company does not accrue interest on defaulted loans.

Consolidated Financial Statements and Supplemental Schedules	18	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Other Invested Assets

Other invested assets include short-term securities, policy loans, loans to affiliates, loans to non-affiliates, real estate, equity securities carried at cost and partnership investments. Short-term securities are carried at amortized cost, which approximates fair value. Policy loans, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Loans to affiliates are carried at cost, and interest is accrued monthly, with payments received semiannually. Loans to non-affiliates are carried at amortized cost, and interest is accrued monthly. Real estate consists of building and land and is carried at cost less accumulated depreciation. The buildings are amortized over 39 years at acquisition, and improvements and additions are depreciated using the straight-line method over the remaining life of the real estate.

The Company is a member of the Federal Home Loan Bank of Des Moines (FHLB), primarily for the purpose of participating in the Bank’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The investment is carried at cost, which approximates fair value, and is reported in other invested assets on the Consolidated Balance Sheets. The investment is evaluated for impairment based on the ultimate recoverability of its par value.

Acquired Loans

The Company acquired a portfolio of assets that have deteriorated credit quality and are recorded as acquired loans within other invested assets on the Consolidated Balance Sheets. Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors and cash flow modeling, which is reviewed by the Company Pricing Committee. Accretable yield refers to the amount of undiscounted cash flows expected in excess of the carrying amount. This amount is converted into a rate and accreted into interest and similar income, net on the Consolidated Statements of Operations. Interest is recorded as received on certain acquired loans that do not have reasonably estimable cash flows.

Repurchase Agreements

The Company has entered into a tri-party repurchase facility agreement with an unaffiliated bank, whereby the Company may sell securities with an agreement to repurchase at a later date for a specified price. The facility has not been used since the inception of the agreement.

Consolidated Financial Statements and Supplemental Schedules	19	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(m)	Derivatives

The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are valued and carried at fair value and the unrealized gains and losses on the derivatives are reflected in change in fair value of assets and liabilities within the Consolidated Statements of Operations.

Hedge Accounting

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as cash flow hedges to specific assets or liabilities on the Consolidated Balance Sheets and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses, at inception and on a quarterly basis, whether the derivatives used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in cash flows of hedged items.

Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness is measured using the dollar offset method or regression analysis. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk. Random changes in interest rate movements are assumed. Related changes in the cash flows of the hedging instrument are expected to offset the changes in the cash flows of the hedged item as the notional/par amounts, reset dates, interest rate indices, and business day conventions are the same for both the bond and the swap. Regression analysis is a statistical technique used to measure the relationships between the fair value or cash flows of a derivative and a hedged item and how each reacts to changes in the risk managed by hedge accounting (i.e., interest rates, foreign currency rates).The cumulative amount of unrealized gains and losses of the hedging instrument is recognized in accumulated other comprehensive income, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Interest Rate Swaps and Foreign Currency Swaps

The Company utilizes interest rate swaps and foreign currency swaps to hedge cash flows and applies hedge accounting treatment. The Company also uses foreign currency swaps to hedge foreign currency and interest fluctuations on certain underlying foreign fixed-maturity securities. The interest rate swaps and foreign currency swaps are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the interest rate and foreign currency swaps are derived using a third-party vendor software program and deemed by management to be reasonable.

Consolidated Financial Statements and Supplemental Schedules	20	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company has a minor mismatch between the purchase of the derivative and settlement of the bond for foreign currency swaps. Any changes in value of the derivative between the purchase and settlement date are recorded in change in fair value of assets and liabilities on the Consolidated Statements of Operations. After the bond is settled, the Company completes documentation and designates hedge accounting.

Nonqualifying hedging

Options and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various United States and international stock market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts and ETO contracts are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the OTCs is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETOs is based on quoted market prices. Changes in unrealized gains and losses on the option contracts and incremental gains and losses from expiring options are recorded in change in fair value of assets and liabilities on the Consolidated Statements of Operations. The liability for the benefits is reported in account balances and future policy benefit reserves on the Consolidated Balance Sheets. Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in change in fair value of assets and liabilities on the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules	21	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Interest Rate Swaps, Credit Default Swaps, and Total Return Swaps

The Company utilizes interest rate swaps, credit default swaps and total return swaps (TRS) to hedge market risks embedded in certain annuities. The interest rate swaps, credit default swaps and TRS are reported at fair value as derivatives on the Consolidated Balance Sheets. The fair value of the over-the-counter interest rate swaps and credit default swaps are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared interest rate swap fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded in change in fair value of assets and liabilities on the Consolidated Statements of Operations

(n)	Securities Lending

The Company accounts for its securities lending transactions as secured borrowings, in which the collateral received and the related obligation to return the collateral are recorded on the Consolidated Balance Sheets as cash and cash equivalents, and other liabilities, respectively. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned by the Company on loaned securities is recognized in interest and similar income, net on the Consolidated Statements of Operations.

The Company participates in restricted securities lending arrangements whereby specific securities are loaned to other institutions. The collateral is defined by the agreement to be cash and cash equivalents; is unrestricted and may be used for general purposes. Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral.

(o)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(p)	Company-Owned Life Insurance

Company-owned life insurance (COLI) is recognized as the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value. Subsequent measurement of the contract is also at the cash surrender value with changes in cash surrender value recognized in Other Revenue on the Consolidated Statements of Operations. The COLI policies are reported in other assets on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules	22	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(q)	Home Office Property and Equipment

Home office property consists of buildings and land. Equipment consists of furniture, office equipment, leasehold improvements, and computer hardware. Both are reported at cost, net of accumulated depreciation, in other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives (3 – 7 years, depending on the asset) of depreciable assets using the straight-line method. The cost and accumulated depreciation for home office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in general and administrative expenses on the Consolidated Statements of Operations. The property and equipment balance was $142,774, net of accumulated depreciation of $122,319 as of December 31, 2014, and $146,242, net of accumulated depreciation of $110,880 as of December 31, 2013. Pre-operating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. The amounts of capitalized costs amortized, including interest was $2,275 during 2014, 2013, and 2012. The expansion of the Company’s headquarters was put into operation in 2006, resulting in amortization of $2,115, $2,104, and $2,104 for the years ended December 31, 2014, 2013, and 2012, respectively.

(r)	Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported on the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

Consolidated Financial Statements and Supplemental Schedules	23	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences will not reverse over time (see further discussion in note 16).

(s)	Stockholder’s Equity, Loan to Parent Company

The Company entered into an agreement during 2002 to lend AZOA $250,000. This agreement was executed in close proximity to a capital contribution from AZOA of $650,000 in the form of preferred stock of an affiliate. The unamortized loan balance is recorded as contra equity in accordance with the Equity Topic of the Codification. This loan was paid in full during 2012.

(t)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency

Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign subsidiary (see further discussion in note 22). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustments, net of tax reported, as a separate component of comprehensive income on the Consolidated Statements of Comprehensive Income.

(u)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity and life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company also issues variable annuity and life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

Consolidated Financial Statements and Supplemental Schedules	24	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in policy fees on the Consolidated Statements of Operations. Administrative and other services are included in fee and commission revenue on the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification and are included in policyholder benefits on the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Ratchet – Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

•

Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

•

Earnings Protection Rider – Provides the greater of a return of premium death benefit or a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

Consolidated Financial Statements and Supplemental Schedules	25	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Rollup – Provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2014 and 2013:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 6.5% in 2014 and 2013.

•	Volatility assumption of 13.4% in 2014 and 2013.

•

Mortality assumption of 90% of the Annuity 2000 Mortality Table for all variable annuity products in 2014. In 2013, the assumption was 93.3% of the Annuity 2000 Mortality Table for all actively sold variable annuity products and 50.0% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (6.5%), less the applicable mortality and expense rate.

•	GMIB contracts only – dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.

Consolidated Financial Statements and Supplemental Schedules	26	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra liability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised. Products featuring GMWB benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2014 and 2013:

•	1000 stochastically generated investment performance scenarios.

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over one year as shown below:

	2014
Fund index type	Current volatility	Long-term forward volatility
Large cap	16.6%	18.2%
Bond	3.4	3.9
International	16.3	23.7
Small cap	21.3	21.2

Consolidated Financial Statements and Supplemental Schedules	27	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	2013
Fund index type	Current volatility	Long-term forward volatility
Large cap	15.8%	18.2%
Bond	3.4	4.0
International	17.0	24.5
Small cap	19.8	21.1

•

Mortality assumption of 90% of the Annuity Mortality Table for all variable annuity products in 2014. In 2013, the assumption rate was 93.3% of the Annuity 2000 Mortality Table for all actively sold variable annuity products and 50.0% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

GMAB cash flows are discounted using a rate equal to current month’s London Interbank Offered Rate (LIBOR) plus a Company specific spread for the years ended December 31, 2014 and 2013. Beginning in December of 2014, the expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations and all cash flows are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. Previously, GMWB cash flows were discounted using a rate equal to the current month’s LIBOR plus a Company specific spread. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company specific spread

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(v)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company currently has a permitted practice in effect for one of its affiliates, which allows interest rate swaps to be accounted for using hedge accounting. This permitted practice does not significantly impact statutory capital and surplus or regulatory risk-based capital requirements.

Consolidated Financial Statements and Supplemental Schedules	28	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(w)	Recently Issued Accounting Pronouncements – Adopted

In November 2014, the FASB issued amendments to provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. This guidance was effective immediately upon issuance. The guidance did not have an impact on the Consolidated Financial Statements.

In January 2014, the FASB issued new guidance that applies to investments in qualified affordable housing projects through limited liability entities that are flow-through entities for tax purposes. The amendments allow reporting entities to make an accounting policy election to account for investments in Low Income Housing (LIH) using the proportional amortization method if certain conditions are met. For reporting entities that meet the conditions for and elect to use the proportional amortization method to account for LIH projects, all amendments apply. For reporting entities that do not meet the conditions or that do not elect the proportional amortization method, only the amendments related to disclosures apply. This guidance is effective for fiscal years beginning after December 15, 2014. Early adoption is permitted. As the Company has only minor investments in qualified affordable housing projects, this amended guidance has been implemented in 2014 and has an immaterial impact to the Company’s Consolidated Financial Statements.

In July 2013, the FASB issued guidance about the presentation of unrecognized tax benefits. This guidance requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. Under the tax law of the applicable jurisdiction, to the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

In July 2013, the FASB issued guidance allowing the Fed Funds Effective Swap Rate (OIS) to be used as a benchmark interest rate for hedge accounting purposes, in addition to the U.S. Treasury rate and LIBOR. Additionally, this guidance removes a restriction that previously required similar hedges to use the same benchmark interest rate. As part of this guidance, the glossary of the Accounting Standard Codification was updated to define the OIS rate and define that it is considered a proxy for a risk-free interest rate. This guidance is effective for hedging relationships beginning on or after July 17, 2013. The Company adopted this guidance beginning July 17, 2013. The Company began discounting its collateralized derivatives recorded at fair value using OIS as the discount rate in 2013.

Consolidated Financial Statements and Supplemental Schedules	29	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

In June 2013, the FASB amended the guidance used to determine if an entity is an investment company within the scope of the Financial Service – Investment Companies guidance. Entities that are investment companies under the Investment Company Act of 1940 continue to be investment companies for accounting. Additionally, the guidance requires an investment company to measure non-controlling ownership interests in other investment companies at fair value rather than using the equity method of accounting and to add disclosures to its financial statements. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

In April 2013, the FASB issued guidance that requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties, or a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. This guidance does not apply to investment companies under the Investment Company Act of 1940. The guidance is effective for annual reporting periods beginning after December 15, 2013. There was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

In March 2013, the FASB issued guidance that applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. Changes are applied prospectively and the guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

In February 2013, the FASB issued guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements that are not included in other guidance and for which the total amount of the obligation is fixed at the reporting date. Examples of such liabilities include debt arrangements, other contractual obligations, and settled legal and judicial rulings. The guidance is effective for fiscal years beginning after December 15, 2013. There was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

In February 2013, the FASB issued guidance requiring an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in

Consolidated Financial Statements and Supplemental Schedules	30	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. This guidance is effective for fiscal years beginning after December 15, 2012. This guidance was adopted January 1, 2013. The Company elected to present the required information in note 24 to the Consolidated Financial Statements.

In October 2010, the FASB issued guidance that changes the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance changes the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees. Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company adopted this guidance beginning January 1, 2012. In 2012, the Company capitalized $737,390 of acquisition costs compared to $820,993 that would have been capitalized if the Company’s previous policy had continued to be applied.

In July 2011, the FASB issued guidance related to recording liabilities under the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (“the Acts”). This guidance applies to recording liabilities and expenses for fees under the act for insurers that provide qualifying health insurance under the Acts. These requirements are effective for calendar years beginning on or after December 31, 2013. The Company does not issue health insurance that is subject to fees under the Acts and, therefore, there was no impact on the Consolidated Financial Statements as a result of adopting this guidance.

(x)	Recently Issued Accounting Pronouncements – To Be Adopted

In August 2014, the FASB issued an amendment to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments are intended to reduce diversity in the timing and content of footnote disclosures. Additional disclosures are required. The revisions are effective for annual periods ending after December 15, 2016, and for annual and interim periods, thereafter. The guidance is not expected to have an impact on the Consolidated Financial Statements.

Consolidated Financial Statements and Supplemental Schedules	31	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

In August 2014, the FASB revised guidance related to consolidations of variable interest entities (VIE) that are a collateralized financing entity, such as a collateralized debt obligation (CDO) or a collateralized loan obligation (CLO) entity, when the reporting entity determines that it is the primary beneficiary. This revision will apply to reporting entities that are required to consolidate a collateralized financing entity under the variable interest entity guidance when 1) the reporting entity measures the financial assets and liabilities of that collateralized financing entity at fair value based on other Topics and 2) the changes in the fair value are reflected in earnings. The revisions are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance is not expected to have an impact on the Consolidated Financial Statements.

In August 2014, the FASB issued amendments to guidance about troubled debt restructurings by creditors. The amendments require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: 1) the loan has a government guarantee that is not separable from the loan before foreclosure, 2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim, and 3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. The revisions are effective for fiscal years beginning after December 15, 2014. The guidance is not expected to have an impact on the Consolidated Financial Statements.

In June 2014, the FASB revised guidance about share-based payment transactions. These revisions apply to entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The revisions are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance is not expected to have an impact on the Consolidated Financial Statements.

In May 2014, the FASB issued a new standard for recognizing revenue from contracts when goods and services are transferred to a customer in exchange for payment. The model requires 1) identifying contracts with a customer, 2) identifying separate performance obligations, 3) determining the transaction price, 4) allocating the transaction price to the separate performance obligations and 5) recognizing revenue when (or as) the entity satisfies a performance obligation. The revenue recognition standard does not apply to financial instruments or to insurance contracts. However, the standard will require significantly more disclosures about items that are recorded under the new revenue recognition model. The guidance is effective for fiscal years beginning after January 1, 2017. The Company is currently evaluating the impact of this guidance on the Consolidated Financial Statements.

In March 2014, the FASB amended Topic 205, Presentation of Financial Statements, and Topic 360, Property, Plant and Equipment. These amendments apply to either a component of an entity that either is disposed of or meets the criteria to be classified as held for sale or a business that, on acquisition, meets the criteria to be classified as held for sale. Under these amendments, a component of an entity or a group of components of an entity or a business is required to be reported in discontinued operations if the disposal represents a strategic shift that has a major effect on an entity’s operations and financial results. A strategic shift may include situations such as disposal of a

Consolidated Financial Statements and Supplemental Schedules	32	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

major geographical area, a major line of business, a major equity method investment, or other major parts of the entity. These amendments require additional disclosures about discontinued operations. The amendments in this standard should not be applied to a component of an entity that is classified as held for sale before the effective date even if disposed after the effective date. The amendments are effective, prospectively, within annual periods beginning on or after December 15, 2014 and for interim periods within annual periods beginning on or after December 15, 2015. The Company does not expect a material impact to the Consolidated Financial Statements as a result of adopting this guidance.

(y)	Accounting Changes and Correction of an Error

On April 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued prior to 2010. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. For these annuities, acquisition costs are now amortized in relation to the present value of estimated gross revenues, whereas previously the amortization was based on estimated future gross profits. The implementation of the new DAC amortization will better reflect the revenue pattern of the pre-2010 variable block of business, which is currently in run-off. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $165,790 for the year ended December 31, 2014.

On December 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued after 2010. The change in estimate will minimize accounting mismatches on interest and claim projections within the EGP calculation. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $45,623for the year ended December 31, 2014.

A portfolio of fixed-maturity securities held by the Company’s subsidiary, Allianz Life Financial Services, LLC (ALFS) was reclassified from available-for-sale to fair value through income as a result of a correction of an error. As of December 31, 2014 and 2013, these securities had a fair market value of $41,223 and $40,416, respectively and are now separately reported on the Consolidated Balance Sheets. Cumulative net unrealized gains of $687 were reclassified to change in fair value of assets and liabilities on the Consolidated Statements of Operations for the year ended December 31, 2014. Cumulative net unrealized gains of $299 and $1,282 were not reclassified from accumulated other comprehensive income, net of tax at December 31, 2013 and 2012, respectively. Additionally, purchases of fixed-maturity securities at fair value through income of $9,156, $14,075, and $27,280 for the years ended December 31, 2014, 2013, and 2012, respectively, and sales, maturities and other redemptions of fixed-maturity securities at fair value through income of $8,500, $8,306, and $20,700 for the years ended December 31, 2014, 2013, and 2012, respectively, are now separately reported on the Consolidated Statements of Cash Flows within net cash provided by operating activities. This activity was historically reported as purchases, sales, or maturities of fixed maturity securities within net cash used in investing activities.

Consolidated Financial Statements and Supplemental Schedules	33	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

On September 30, 2012, the Company applied a prospective change to its method of grouping insurance policies for measuring amortization of DAC and DSI for its variable annuity policies. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. The implementation of the new DAC and DSI groupings better reflects the way the Company examines the profitability of its variable business and results in more logical amortization rates, sensitivities, and other analyses. The implementation of this change resulted in additional income from operations before income taxes of $38,503 for the year ended December 31, 2012.

During 2012, the Company recorded a change in estimate related to the implementation of a new model for the valuation of policyholder reserves, DAC, DSI, and VOBA for the Company’s fixed and fixed-indexed annuities. Reserve changes were primarily driven by more sophisticated modeling of newer product features such as lifetime income riders. In addition to DAC amortization related to these reserve changes, the Company’s DAC balances changed as a result of bringing the DAC projection model in line with the reserve model. Historically, the valuation and projection models were distinct in such cases as compression and product mapping. As a result of the change, valuation and projection are maintained within the same model, which provides greater consistency and a more refined estimate. This change in estimate resulted in a reserve decrease of $288,822, and caused additional DAC, DSI, and VOBA amortization of $710,549 for the year ended December 31, 2012.

(z)	Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

(3)	Risk Disclosures

The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed-rate and variable rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

Consolidated Financial Statements and Supplemental Schedules	34	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated A- and higher; and monitoring the credit default swap (CDS) of each counterparty as an early warning signal to cease trading when CDS spreads imply severe impairment in credit quality.

The Company executes Credit Support Annexes (CSA) with all active counterparties and requires a CSA from all new counterparties added to the counterparty pool. The CSA agreement further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.

To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with certain state insurance regulations.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis refinancing is only possible at higher interest rates or by liquidating assets at a discount. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources such as credit agreements are cancelable.

Consolidated Financial Statements and Supplemental Schedules	35	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.

The Company does not utilize the capital markets as source of capital. Should the need for capital arise, the Company may utilize Allianz SE as an alternative source of funding. If capital infusions are deemed necessary, the Company obtains prior approval by the Minnesota Department of Commerce (the Department).

(d)	Interest Rate Risk

Interest rate risk is the risk that movements in interest rates or interest rate volatility will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins. The Company has an asset-liability management strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

The policy value of the fixed-indexed annuity and fixed-indexed universal life products is linked to equity market indices. The Company economically hedges this exposure with derivatives.

Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.

The Company monitors the economic and accounting impacts of equity stress scenarios on assets and liabilities regularly.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying mutual funds of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

Consolidated Financial Statements and Supplemental Schedules	36	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(f)	Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems, external events, or legal/regulatory risk. Operational risk is comprised of the following seven risk categories: (1) internal fraud; (2) external fraud; (3) employment practices and workplace safety; (4) clients, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.

The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) risk and control self-assessments are performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

(g)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.

The Company mitigates this risk by offering a broad range of annuity products and by operating throughout the United States. The Company actively monitors all market-related exposure and participates in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks.

(h)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(i)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its products are too high (i.e., insureds live shorter than expected lives). Conversely, longevity risk is the risk that life expectancy assumptions used by the Company to price its products are too low (i.e., insureds live longer than expected lives).

Consolidated Financial Statements and Supplemental Schedules	37	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its new and existing mortality to third parties. The Company manages mortality risk through the underwriting process. The Company also manages both mortality and longevity risks by reviewing its mortality assumptions at least annually, and reviewing mortality experience periodically.

(j)	Lapse Risk

Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.

The Company mitigates this risk by performing sensitivity analysis at the time of pricing, asset/liability management and regular monitoring of policyholder experience. The Company quantifies lapse risk regularly.

(k)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

Consolidated Financial Statements and Supplemental Schedules	38	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(4)	Investments

(a)	Fixed-Maturity and Equity Securities

At December 31, 2014 and 2013, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value	OTTI in accumulated other comprehensive income (1)
2014:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,127,783	105,433	262	1,232,954	—
Agencies not backed by the full faith and credit of the U.S. government	130,703	14,671	24	145,350	—
States and political subdivisions	6,718,229	824,806	2,093	7,540,942	—
Foreign government	308,633	13,505	10,463	311,675	—
Public utilities	5,482,698	851,165	5,614	6,328,249	484
Corporate securities	45,725,053	4,067,245	294,841	49,497,457	2,579
Mortgage-backed securities	13,415,946	682,880	929	14,097,897	—
Collateralized mortgage obligations	10,697	1,335	—	12,032	—
Collateralized debt obligations	33,637	11,745	153	45,229	11,719

Total fixed-maturity securities, available-for-sale	72,953,379	6,572,785	314,379	79,211,785	14,782

Fixed-maturity securities, held-to-maturity:
Corporate securities	82	15	—	97	—
CDOs	180,316	24,076	—	204,392	—

Total fixed-maturity securities held-to-maturity	180,398	24,091	—	204,489	—

Equity securities, available-for-sale:
Common stock	6,180	46	—	6,226	—

Total available-for-sale and held-to-maturity securities	$73,139,957	6,596,922	314,379	79,422,500	14,782

Consolidated Financial Statements and Supplemental Schedules	39	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value	OTTI in accumulated other comprehensive income (1)
2013:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,063,622	57,667	2,846	1,118,443	—
Agencies not backed by the full faith and credit of the U.S. government	480,981	30,861	13	511,829	—
States and political subdivisions	4,916,086	161,812	119,538	4,958,360	—
Foreign government	341,223	24,167	156	365,234	—
Public utilities	4,692,512	467,650	23,952	5,136,210	650
Corporate securities	39,446,124	2,700,886	470,158	41,676,852	1,429
Mortgage-backed securities	11,668,499	876,705	19,911	12,525,293	—
Collateralized mortgage obligations	12,557	1,655	—	14,212	—
Collateralized debt obligations	44,687	12,291	105	56,873	11,480

Total fixed-maturity securities, available-for-sale	62,666,291	4,333,694	636,679	66,363,306	13,559

Fixed-maturity securities, held-to-maturity:
Corporate securities	$110	19	—	129	—
Collateralized debt obligations	220,642	1,100	2,355	219,387	—

Total fixed-maturity securities, held-to-maturity	220,752	1,119	2,355	219,516	—

Total available-for- sale and held-to-maturity securities	$62,887,043	4,334,813	639,034	66,582,822	13,559

(1)

The amount represents the net unrealized gain or loss on other-than-temporarily impaired securities. It includes the portion of OTTI losses in accumulated other comprehensive income, which was not included in earnings.

Consolidated Financial Statements and Supplemental Schedules	40	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The net unrealized gains on available-for-sale securities and effective portion of cash flow hedges consist of the following at December 31:

	2014	2013	2012
Available-for-sale securities:
Fixed maturity	$6,258,406	3,697,314	8,526,126
Equity	46	—	—
Cash flow hedges	2,269	1,570	2,251
Adjustments for:
Shadow adjustments	(3,542,160)	(2,174,866)	(5,114,147)
Deferred taxes	(951,480)	(533,407)	(1,194,981)

Net unrealized gains	$1,767,081	990,611	2,219,249

Net unrealized gains of $299 and $1,282 at December 31, 2013 and 2012, respectively, included in the table above, relate to available-for-sale fixed maturity securities that were reclassified to fixed maturity securities at fair value through income at December 31, 2014, as discussed in footnote 2.

The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2014, by contractual maturity, are shown below:

	Amortized cost	Fair value
Available-for-sale fixed-maturity securities:
Due in one year or less	$1,938,774	1,981,044
Due after one year through five years	9,519,557	10,404,244
Due after five years through ten years	20,634,395	21,584,444
Due after ten years	27,434,010	31,132,124
Mortgage-backed securities and collateralized mortgage obligations	13,426,643	14,109,929

Total available-for-sale fixed-maturity securities	$72,953,379	79,211,785

The amortized cost and fair value of held-to-maturity fixed-maturity securities at December 31, 2014, by contractual maturity, are shown below:

	Amortized cost	Fair value
Held-to-maturity fixed-maturity securities:
Due after one year through five years	$82	97
Due after ten years	180,316	204,392

Total held-to-maturity fixed-maturity securities	$180,398	204,489

Consolidated Financial Statements and Supplemental Schedules	41	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $25,127,391 as of December 31, 2014.

Proceeds from sales of available-for-sale, at fair value through income, and trading investments for the years ended December 31 are presented in the following table:

	2014	2013	2012
Available-for-sale:
Fixed-maturity securities:
Proceeds from sales	$1,479,188	2,503,974	3,156,402
Equity securities:
Proceeds from sales	29,209	134,400	348,635
At fair value through income:
Fixed-maturity securities:
Proceeds from sales	—	8,306	—
Trading:
Equity securities:
Proceeds from sales	99,307	46,109	17,180

As of December 31, 2014 and 2013, investments with a carrying value of $52,027 and $54,479, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.

The Company’s available-for-sale and trading fixed-maturity security portfolios include mortgage-backed securities and collateralized mortgage obligations. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

Consolidated Financial Statements and Supplemental Schedules	42	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(b)	Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value for the respective years ended December 31 are shown below:

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2014:
Fixed-maturity securities, available-for-sale:
U.S. government	$23,411	51	23,481	211	46,892	262
U.S. government agency	3,342	24	—	—	3,342	24
States and political subdivisions	51,483	599	146,339	1,494	197,822	2,093
Foreign government	66,859	10,463	—	—	66,859	10,463
Public utilities	129,018	3,589	35,919	2,025	164,937	5,614
Corporate securities	4,101,602	211,776	1,198,903	83,065	5,300,505	294,841
Mortgage-backed securities	102,104	491	19,724	438	121,828	929
CDOs	4,176	67	19,792	86	23,968	153

Total temporarily impaired securities	$4,481,995	227,060	1,444,158	87,319	5,926,153	314,379

2013:
Fixed-maturity securities, available-for-sale:
U.S. government	$391,533	2,102	4,404	744	395,937	2,846
U.S. government agency	688	13	—	—	688	13
States and political subdivisions	1,847,094	113,718	38,616	5,820	1,885,710	119,538
Foreign government	2,244	156	—	—	2,244	156
Public utilities	480,124	19,904	27,946	4,048	508,070	23,952
Corporate securities	8,969,453	437,577	309,527	32,581	9,278,980	470,158
Mortgage-backed securities	902,186	19,735	4,295	176	906,481	19,911
CDOs	20,064	105	—	—	20,064	105

Total temporarily impaired securities	$12,613,386	593,310	384,788	43,369	12,998,174	636,679

All unrealized losses existing at December 31, 2014, on held-to-maturity investments have existed for less than 12 months.

As of December 31, 2014 and 2013, there were 356 and 990 available-for-sale investment holdings that were in an unrealized loss position for fixed-maturity securities.

As of December 31, 2014 and 2013, of the total amount of unrealized losses, $267,015 or 84.9% and $586,869 or 92.2%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor’s (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other than temporary. Further, as the Company neither has an intention to sell, nor does it expect to be required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

Consolidated Financial Statements and Supplemental Schedules	43	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(c)	OTTI Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2014	2013
Balance as of January 1	$45,722	60,128
Additions for credit impairments recognized on (1):
Securities not previously impaired	—	1,870
Securities previously impaired	4,391	91
Securities that the Company intends to sell or more likely than not be required to sell before recovery (interest)	2,054	13,087
Reductions for credit impairments previously on:
Securities that matured, were sold, or were liquidated during the period	(15,219)	(29,454)

Balance as of December 31	$36,948	45,722

(1)

There were $6,445 and $15,048 of additions included in the net OTTI losses recognized in realized investment gains, net in the Consolidated Statements of Operations for the years ended December 31, 2014 and 2013, respectively.

Consolidated Financial Statements and Supplemental Schedules	44	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(d)	Realized Investment Gains (Losses)

Gross and net realized investment gains (losses) for the years ended December 31, are summarized as follows:

	2014	2013	2012
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$96,698	160,091	294,642
Gross losses on sales and exchanges	(11,114)	(36,798)	(52,449)
OTTI	(6,445)	(14,957)	(10,506)

Net gains on fixed-maturity securities	79,139	108,336	231,687

Equity securities:
Gross gains on sales	113	—	11,972
Gross losses on sales	(1)	—	(562)

Net gains (losses) on equity securities	112	—	11,410

Net gains on available-for-sale securities	79,251	108,336	243,097

Held-to-maturity:
Gross gains on exchanges	—	44,179	1,342
Gross losses on exchanges	(84)	(11)	—
OTTI	—	(91)	(18,262)

Net (losses) gains on held-to-maturity securities	(84)	44,077	(16,920)
Benefit (provision) for mortgage loans on real estate	5,000	18,500	(10,232)
Gains for mortgage loans on real estate	—	4,929	—
Investment in affiliates	(6,500)	11,810	—
Loss on real estate sales	—	(29)	—
Impairments on real estate	—	—	(4,538)
Net gains on sales of acquired loans	95	674	5,154
Other	—	—	11,140

Net realized investment gains	$77,762	188,297	227,701

The 2014 realized loss and 2013 realized gain on investment in affiliates is related to the disposal of an affiliate investment and subsidiary, respectively. The 2013 realized gain for mortgage loans on real estate is a result of the sale of certain loans to two subsidiary companies of AZOA.

Consolidated Financial Statements and Supplemental Schedules	45	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(e)	Interest and Similar Income

Major categories of interest and similar income, net, for the respective years ended December 31 are shown below:

	2014	2013	2012
Interest and similar income:
Available-for-sale fixed-maturity securities	$3,552,896	3,185,680	3,210,655
Mortgage loans on real estate	377,917	367,196	367,506
Investment income on trading securities	11,645	9,735	4,624
Held-to-maturity fixed-maturity securities	15,894	26,781	38,618
Rental income on real estate	—	1,462	2,943
Interest on loans to affiliates	980	1,549	2,614
Interest on acquired loans	27,548	27,817	31,085
Interest rate swaps	1,867	697	3,314
Other invested assets	2,083	196	72
Policy loans	9,981	10,461	10,177
Short-term securities	7,864	5,575	4,872
Interest on assets held by reinsurers	2,798	2,915	3,043

Total	4,011,473	3,640,064	3,679,523
Less investment expenses	54,175	47,947	47,117

Total interest and similar income, net	$3,957,298	3,592,117	3,632,406

(f)	Mortgage Loans

The Company’s investment in mortgage loans on real estate at December 31 is summarized as follows:

	2014	2013
Mortgage loans on real estate:
Commercial	$7,217,169	6,200,697
Residential	—	578
Valuation allowances	(35,000)	(66,750)

Total mortgage loans on real estate	$7,182,169	6,134,525

Consolidated Financial Statements and Supplemental Schedules	46	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

At December 31, 2014, mortgage loans on real estate in California, Texas and Illinois exceeded the 10% concentration levels by state with a concentration of 29.2% or $2,108,890, 10.1% or $729,761 and 10.0% or $722,225, respectively. At December 31, 2013, mortgage loans on real estate in California and Texas exceeded the 10% concentration level by state with concentrations of 30.8% or $1,910,426, and 12.2% or $755,664, respectively.

Interest rates on investments in new mortgage loans ranged from a minimum of 3.0% to a maximum of 5.1%.

The valuation allowances on mortgage loans on real estate at December 31 and the changes in the allowance for the years then ended are summarized as follows:

	2014	2013	2012
Balance, beginning of year	$66,750	85,250	75,018
Release due to settled loan	(26,750)	—	—
(Benefit) provision charged to operations	(5,000)	(18,500)	10,232

Balance, end of year	$35,000	66,750	85,250

In 2014, the decrease to the valuation allowance on mortgage loans is a result of the Company releasing a specific reserve of $26,750 on one mortgage loan that was settled. The Company also reevaluated the allowance related to the remainder of the mortgage loan portfolio, resulting in a reduction of the provision of $5,000.

In 2013, the decrease to the valuation allowance on mortgage loans is a result of the Company reducing a specific reserve on one mortgage loan in the amount of $13,500 related to a change in the estimate of realizable value of the underlying collateral. The Company also reevaluated the allowance related to the remainder of the mortgage loan portfolio during 2013, which resulted in a reduction of the provision of $5,000.

In 2012, the increase to the valuation allowance on mortgage loans is a result of the Company establishing a specific reserve on one mortgage loan in the amount of $40,250. The Company also reevaluated the allowance related to the remainder of the mortgage loan portfolio during 2012, which resulted in a reduction of the provision of $30,018.

(g)	Securities Lending

The Company had fair value of securities on loan of $2,280,442 and $1,754,187, in fixed-maturity securities, on the Consolidated Balance Sheets, and held collateral in the amounts of $2,361,952 and $1,824,788, as of December 31, 2014 and 2013, respectively. The collateral is recorded in cash and cash equivalents and loans to affiliates on the Consolidated Balance Sheets. The corresponding liability is recorded in other liabilities on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules	47	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(h)	Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be VIE. A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company’s held-to-maturity CDOs were purchased in 2009 and represent interests in VIEs. The CDOs exist for the sole purpose of acquiring and managing a diversified portfolio of asset-backed and synthetic securities and are funded by the issuance of several tranches of funding notes. The CDOs, which are primarily the highest ranking debt tranches of each respective deal, contain similar features. There are several classes of notes, which include a structure that subordinates one note to another. Priorities of payment provide that the most senior classes of notes are paid first. Each CDO trust holds investments in eligible assets, which generally include credit asset-backed securities, mortgage-backed securities, default swaps/synthetic CDOs, other CDOs, and other asset-backed securities. These assets have a concentration in subprime mortgage-backed securities. Each CDO also contains tests, which, if failed, will result in cash payments that would normally be directed to a junior class of note holders, be redirected to the most senior class of note holders. The CDOs contain call features that may be exercised if requested by the appropriate class of note and if other criteria required by the CDO documents are met.

In addition, the Company invests in structured securities including VIEs. These structured securities typically invest in fixed-income investments managed by third parties and include mortgage-backed securities, collateralized mortgage obligations, and other CDOs.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company, or the Company together with its affiliates, has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary and, as such, did not consolidate any VIEs in the Consolidated Financial Statements. The CDOs are classified as fixed-maturity securities, held-to-maturity on the Consolidated Balance Sheets and reported at amortized cost. The other structured securities are classified as fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets and reported at fair value, or acquired loans and reported at amortized cost. The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2014 or 2013, related to these entities.

Consolidated Financial Statements and Supplemental Schedules	48	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

During 2013, the Company issued an acceleration direction to the trustee of one of the Company’s CDOs. The trustee then issued a notice of acceleration to the noteholders and beneficial owners notifying them that the principal and all accrued and unpaid interest on the notes are immediately due and repayable. As a result of this acceleration the underlying collateral was sold at auction. The Company received cash of $253,125 for securities with a book value of $208,946 resulting in a realized gain of $44,179.

(i)	Prepaid Forward Agreement

In January 2007, the Company, in an effort to optimize investment returns, entered into an agreement with Dresdner Kleinwort Pfandbriefe Investments (DKPII), a wholly owned subsidiary of Allianz SE prior to January 12, 2009, to manage a portfolio of German Pfandbriefe (PFs) or other European covered bonds with a credit rating of at least “AA” by S&P or Moody’s. AZL PF Investments, Inc. (AZLPF), a wholly owned subsidiary of the Company, entered into a $500,000 prepaid forward agreement to purchase common stock of DKPII in five years from Dresdner Bank Luxembourg, a wholly owned subsidiary of Dresdner Bank Aktiengesellschaft (Dresdner Bank). On January 12, 2009, Allianz SE closed the sale of 100% of Dresdner Bank, including its subsidiaries, to Commerzbank AG. All financial activity with Dresdner Bank, including its subsidiaries, is recorded or disclosed in the Consolidated Financial Statements as nonaffiliated.

The effect of the forward agreement was a Reference Portfolio whereby DKPII designated a portfolio of assets in accordance with preestablished investment guidelines. The net value of this agreement was $629,127 as of December 31, 2011. In January 2012, Commerzbank AG delivered common stock of DKPII, to AZLPF, Inc. in fulfillment of its obligations under the prepaid forward contract.

A preferred stock liability of $32,195 was recorded at December 31, 2014 and 2013, representing Commerzbank AG’s share, and is reported in other liabilities on the Consolidated Balance Sheets.

At December 31, 2014, the remaining assets of DKPII, in addition to its investment in its subsidiary, Allianz Fund Investments (AFI), are primarily invested in tax-exempt municipal bonds, reported in fixed-maturity securities, available-for-sale on the Consolidated Balance Sheets. These securities are accounted for consistent with the Company’s other available-for-sale investments.

(5)	Derivatives and Hedging Instruments

The Company uses derivatives as a risk management strategy to hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Consolidated Financial Statements using valuation techniques further discussed in note 6.

Each derivative is designated by the Company as either a cash flow hedging instrument (cash flow hedge) or not qualified as a hedging instrument (nonqualifying strategies).

Consolidated Financial Statements and Supplemental Schedules	49	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Cash Flow Hedges

Interest rate swaps are used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities. Beginning in 2014, the Company started using foreign currency swaps to hedge against foreign currency and interest fluctuations on certain foreign denominated fixed-maturity securities. Interest rate swaps and foreign currency swaps have notional amounts and maturity dates equal to the underlying fixed-maturity securities and are deemed to be 100% effective as of December 31, 2014 and 2013. The cumulative amount of unrealized gains and losses on the effective portion of the interest rate swaps is recorded as a component of total other comprehensive income in the Consolidated Statements of Comprehensive Income. The following table presents the components of the gains or losses related to the effective portion of the derivatives that qualify as cash flow hedges:

Derivatives designated as	Amount of gains (losses) recognized at December 31
cash flow hedging instruments	2014	2013	2012
Interest rate swaps, net of tax (benefit) expense of ($217), ($238), and ($950), at December 31, 2014, 2013, and 2012, respectively	$(403)	(443)	(1,763)
Foreign currency swaps, net of tax expense of $4,683, $0, and $0 at December 31, 2014, 2013, and 2012, respectively	8,698	—	—

	$8,295	(443)	(1,763)

At December 31, 2014, the Company does not expect to reclassify any pretax gains or losses on cash flow hedges into earnings during the next 12 months. Recurring interest income earned is recorded in interest and similar income, net in the Consolidated Statements of Operations. The Company has estimated $3,546 of interest income will be earned in 2015 from the interest rate swaps and cross currency swaps. In the event that cash flow hedge accounting is no longer applied, because the derivatives are no longer designated as a hedge, or the hedge is not considered to be highly effective, the reclassification from accumulated other comprehensive income into earnings may be accelerated.

Nonqualifying Strategies

Option Contracts

The Company utilizes OTC options and ETOs with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as certain variable annuity guaranteed benefits. These options are not used for speculative or income generating purposes. The ETOs provide the Company flexibility to use instruments, which are exchange-cleared and allow the Company to mitigate counterparty credit risk. These options are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission (CFTC). The credit rating on the OCC is currently AA+ from S&P.

Consolidated Financial Statements and Supplemental Schedules	50	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

As of December 31, the Company held options purchased (asset) and options sold (liability) with the following amortized cost basis, fair value, and notional amounts:

	2014	2013
Options:
Purchased (asset):
Amortized cost	$516,120	397,427
Fair value	504,309	603,043
Notional	40,747,227	29,396,102
Sold (liability):
Basis	$323,227	305,781
Fair value	322,185	415,813
Notional	32,723,520	25,178,432

Futures

The Company utilizes futures to economically hedge fixed-indexed annuity, life, and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and the Company is required to settle cash daily based on movements of the representative index, therefore, no asset or liability is recorded as of December 31, 2014 and 2013. Futures contracts are also utilized to hedge the investment risk associated with seed money.

The Company is required to post collateral as initial margin for futures contracts by the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, and the Eurex. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2014 and 2013, had a fair value of $863,480 and $826,227, respectively, and is included in fixed-maturity securities on the Consolidated Balance Sheets.

Interest Rate Swaps

The Company utilizes interest rate swaps to economically hedge certain variable annuity guarantee benefits. During 2014, the Company began utilizing interest rate swaps to mitigate interest rate impacts on Statutory capital. The Company can receive the fixed or variable rate. The interest rate swaps are traded in 10-, 20-, and 30-year maturities. The Company will only enter into OTC interest rate swap contracts with counterparties rated A- or better. Typically, the Company transacts with the same counterparties the OTC options are traded. The interest rate swap exposure can be netted with the OTC option for settlement and is subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. See the option contracts section of this note for collateral management.

Consolidated Financial Statements and Supplemental Schedules	51	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Total Return Swaps

The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The Company uses the TRS with the intent to economically hedge fixed-indexed annuity and variable annuity guarantees.

Currency Swaps

The Company utilized currency swaps in an attempt to hedge the economic currency exposure of Euro-denominated German Pfandbriefe in connection with a prepaid forward agreement. Pfandbriefe are covered bonds issued by European banks and collateralized by pools of German mortgages. The net effect is a credit exposure to German Pfandbriefe and an income stream of U.S. dollar. The Pfandbriefe were all sold during 2012 and the related swaps were settled.

Credit Default Swaps

The Company utilizes credit default swaps to economically hedge fixed-indexed annuity guarantees. The credit default swaps within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount.

The following table presents the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type, and average credit ratings for the credit derivatives in which the Company was assuming credit risk as of December 31, 2014:

Credit Derivative type by derivative risk exposure and reference type	Notional Amount	Fair Value	Weighted Average Years to Maturity	Average Credit Rating
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	145,300	2,364	8	BBB+
Below investment grade risk Emerging markets sovereign credit	6,200	(642)	11	BBB-

Total	$151,500	$1,722

Stock Appreciation Rights

The Company also enters into contracts with Allianz SE with the objective to economically hedge risk associated with the Allianz SE stock-based compensation plan, which awards certain employees stock appreciation rights (SARs). The contracts are recorded at fair value within derivatives on the Consolidated Balance Sheets with the change in fair value recorded in change in fair value of assets and liabilities on the Consolidated Statements of Operations. As of December 31, 2014 and 2013, the Company owned 30,897 and 65,202 contracts with a cost of $1,002 and $2,010, respectively. See further discussion of the stock-based compensation plan in note 18.

Consolidated Financial Statements and Supplemental Schedules	52	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Consolidated Statements of Operations.

The Company bifurcates and separately records an embedded derivative related to certain CDOs. This embedded derivative is recorded within derivatives on the Consolidated Balance Sheets, with changes in fair value reported in change in fair value of assets and liabilities on the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules	53	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, for both cash flow hedges and nonqualifying strategies as of December 31:

	Fair value
Derivatives designated as
cash flow hedging instruments	2014	2013
Interest rate swaps	$950	1,570
Foreign currency swaps	15,647	—

Total cash flow hedging instruments	$16,597	1,570

Derivatives designated as nonqualifying hedging instruments and certain hedged items, net
OTC	180,789	184,313
ETO	33	381
SAR	1,302	2,536
GMWB	(1,491,280)	(45,772)
GMAB	(264,857)	(107,973)
MVLO	(14,903,758)	(11,756,097)
CDO embedded derivative	3,669	3,819
TRS	7,156	(24,405)
Other embedded derivative	1,673	1,903
Interest rate swaps	62,297	(730,399)

Total nonqualifying hedging instruments	(16,402,976)	(12,471,694)

Total derivative instruments	$(16,386,379)	(12,470,124)

Location in Consolidated Balance Sheets
Derivatives	$721,736	831,707
Account balances and future policy benefit reserves	(16,659,895)	(11,909,842)
Derivative liability	(448,220)	(1,391,989)

Total derivative instruments	$(16,386,379)	(12,470,124)

Consolidated Financial Statements and Supplemental Schedules	54	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The following table presents the gains or losses recognized in income on the various nonqualifying strategies:

Derivatives designated as nonqualifying hedging instruments and	Location in Consolidated	Amount of (losses) gains on derivatives recognized for the years ended December 31
certain hedged item, net	Statements of Operations	2014	2013	2012
MVLO	Policy fees	$194,229	568,744	518,420
MVLO	Policyholder benefits	2,159	10,191	(38,024)
MVLO	Change in fair value of annuity embedded derivatives	(3,344,049)	(2,677,038)	(1,165,614)
GMWB	Change in fair value of annuity embedded derivatives	(1,445,524)	912,073	59,087
GMAB	Change in fair value of annuity embedded derivatives	(166,411)	166,904	(33,658)

	Total change in fair value of annuity embedded derivatives	(4,955,984)	(1,598,061)	(1,140,185)

OTC	Change in fair value of assets and liabilities	862,097	(479,713)	(198,790)
ETO	Change in fair value of assets and liabilities	66,855	(11,538)	(119,830)
Futures	Change in fair value of assets and liabilities	(267,628)	1,693,399	(14,930)
SAR	Change in fair value of assets and liabilities	69	1,823	1,292
CDO embedded derivative	Change in fair value of assets and liabilities	(150)	(119)	(33)
Other embedded derivatives	Change in fair value of assets and liabilities	(230)	(623)	(2,151)
Interest rate swaps	Change in fair value of assets and liabilities	1,085,355	(684,511)	39,610
TRS	Change in fair value of assets and liabilities	113,236	391,726	152,174
Credit Default Swaps	Change in fair value of assets and liabilities	(626)	—	—
Currency swaps	Change in fair value of assets and liabilities	—	—	(16,829)

	Total change in fair value of freestanding and other derivatives	1,858,978	910,444	(159,487)

	Total derivative loss, net	$(2,900,618)	(108,682)	(819,276)

Offsetting Assets and Liabilities

Certain financial instruments and derivative instruments are eligible for offset in the Consolidated Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy.

Consolidated Financial Statements and Supplemental Schedules	55	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Consolidated Balance Sheets.

The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2014
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$715,092	—	715,092	(424,495)	(212,596)	78,001
Derivative liabilities	(448,220)	—	(448,220)	424,495	23,352	(373)

Net derivatives	$266,872	—	266,872	—	(189,244)	77,628

	December 31, 2013
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$823,449	—	823,449	(700,630)	(103,612)	19,207
Derivative liabilities	(1,391,989)	—	(1,391,989)	700,630	690,015	(1,344)

Net derivatives	$(568,540)	—	(568,540)	—	586,403	17,863

(1)

Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Consolidated Balance Sheets.

In the tables above, the gross amounts of assets or liabilities as presented in the Consolidated Balance Sheets are offset first by financial instruments that have the right of offset under master netting or similar arrangements, then any remaining amount is reduced by the amount of cash and securities collateral.

(6)	Fair Value Measurements

The following assets and liabilities are carried at fair value on a recurring basis in the Company’s Consolidated Financial Statements: available-for-sale and at fair value through income fixed-maturity securities, freestanding and embedded derivatives, equity securities, and separate account assets and liabilities.

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Consolidated Financial Statements and Supplemental Schedules	56	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	quoted prices for similar assets or liabilities in active markets.

(b)	quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	inputs other than quoted prices that are observable.

(d)	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. Transfers of securities among the levels occur at the beginning of the reporting period.

Consolidated Financial Statements and Supplemental Schedules	57	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2014:
Assets accounted for at fair value:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,232,954	1,232,954	—	—
Agencies not backed by the full faith and credit of the U.S. government	145,350	—	145,350	—
States and political subdivisions	7,540,942	—	7,540,942	—
Foreign government	311,675	—	277,528	34,147
Public utilities	6,328,249	—	5,807,050	521,199
Corporate securities	49,497,457	—	44,284,896	5,212,561
Mortgage-backed securities	14,097,897	—	14,096,565	1,332
CMOs	12,032	—	12,032	—
CDOs	45,229	—	—	45,229
Fixed-maturity securities, at fair value through income	41,223	41,223	—	—
Derivative investments	721,736	32	710,121	11,583
Equity securities, available-for-sale	6,226	6,226	—	—
Equity securities, trading	314,023	286,971	27,052	—
Corporate-owned life insurance	312,419	—	312,419	—
Separate account assets	30,789,371	30,789,371	—	—

Total assets accounted for at fair value	$111,396,783	32,356,777	73,213,955	5,826,051

Liabilities accounted for at fair value:
Derivative liabilities	$448,220	—	447,463	757
Separate account liabilities	30,789,371	30,789,371	—	—
Reserves at fair value (1)	17,052,283	—	—	17,052,283

Total liabilities accounted for at fair value	$48,289,874	30,789,371	447,463	17,053,040

Consolidated Financial Statements and Supplemental Schedules	58	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	Total	Level 1	Level 2	Level 3
2013:
Assets accounted for at fair value:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,118,443	1,118,443	—	—
Agencies not backed by the full faith and credit of the U.S. government	511,829	—	511,829	—
States and political subdivisions	4,958,360	—	4,958,360	—
Foreign government	365,234	—	331,950	33,284
Public utilities	5,136,210	—	4,935,015	201,195
Corporate securities	41,676,852	—	37,949,049	3,727,803
Mortgage-backed securities	12,525,293	—	12,522,213	3,080
CMOs	14,212	—	14,212	—
CDOs	56,873	—	—	56,873
Fixed-maturity securities, at fair value through income	40,416	40,416
Derivative investments	831,707	1,151	821,890	8,666
Equity securities, available-for-sale	29,112	29,112
Equity securities, trading	227,822	206,500	21,322	—
Corporate-owned life insurance	290,752	—	290,752	—
Separate account assets	30,747,777	30,747,777	—	—

Total assets accounted for at fair value	$98,530,892	32,143,399	62,356,592	4,030,901

Liabilities accounted for at fair value:
Derivative liabilities	$1,391,989	770	1,361,968	29,251
Separate account liabilities	30,747,777	30,747,777	—	—
Reserves at fair value (1)	11,943,461	—	—	11,943,461

Total liabilities accounted for at fair value	$44,083,227	30,748,547	1,361,968	11,972,712

(1)	Reserves at fair value are reported in account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules	59	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board (MSRB) reported trades, Nationally Recognized Municipal Securities Information Repository (NRMSIR) material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A pricing committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services, and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price analytic reports that monitor significant fluctuations in price as well as an independent price verification process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

Consolidated Financial Statements and Supplemental Schedules	60	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor or internal models.

At December 31, 2014 and 2013, private placement securities of $5,461,205 and $3,902,925, respectively, were included in Level 3. Internal pricing models based on market proxy securities and U.S. Treasury rates, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

The portfolio of securities received as a result of liquidating a CDO were priced using a combination of third-party vendors and cash flow modeling. The methodology used is dependent on the availability of observable inputs. Prices are reviewed for reasonableness by reviewing cash flow projections, related yields on similar securities, and comparison to auction prices and other expectations. The securities are reviewed by Management via the Company’s Pricing Committee.

(b)	Valuation of Derivatives

Active markets for OTC option assets and liabilities do not exist. The fair value of OTC option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator, because active markets do not exist. The valuation results are reviewed by Management via the Pricing Committee. Options that are internally priced, foreign swaps, credit default swaps, and interest rate swaps are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures is based on quoted market prices and are generally included in Level 1.

Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, interest rate swap prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.

Consolidated Financial Statements and Supplemental Schedules	61	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(c)	Valuation of Separate Account Assets and Liabilities

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types: bond, domestic equity, international equity, or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3). In accordance with the Financial Services – Insurance Topic of the Codification, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

(d)	Valuation of Reserves at Fair Value

Reserves at fair value principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable overnight index swap rates (OIS) plus

Consolidated Financial Statements and Supplemental Schedules	62	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

funding valuation adjustments, as approximated by LIBOR. These cash flows are then discounted using the current month’s LIBOR plus a company specific spread. Beginning in December of 2014, the expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. In 2012 and prior years, these cash flows were discounted using the U.S. Treasury rate plus a company specific spread. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income.

The Company elected the fair value option for certain insurance contracts related to the variable index annuity product. The fair value is calculated internally using the present value of future expected cash flows. Future expected cash flows are generated using contractual features, actuarial assumptions, and market emergence over a complete set of market consistent scenarios. Cash flows are then averaged over the scenario set and discounted back to the valuation date using the appropriate discount factors adjusted for nonperformance risk on the noncollateralized portions of the contract.

The Company also has an embedded derivative asset related to a modified coinsurance agreement with Transamerica, which is reported within derivatives on the Consolidated Balance Sheets. This agreement results in a credit derivative, with a fair value based on the difference between the LIBOR and Corporate A- spread as of an average portfolio purchase date. The asset is included in Level 2 as the valuation uses market observable inputs. This derivative is on a closed block of business and is not significant to the ongoing results of the Company.

Consolidated Financial Statements and Supplemental Schedules	63	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(e)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

								Realized
								gains (losses)
								included
								in net
								income
		Total realized/unrealized						related to
		gains (losses) included in						financial
			Other	Purchases	Sales	Transfer into		instruments
	Beginning		comprehensive	and	and	and/or out of	Ending	still held at
	balance	Net income	income (loss)	issuances	settlements	Level 3, net	balance	December 31
2014:
Fixed-maturity securities:
Available-for-sale:
Foreign government	$33,284	—	863	—	—	—	34,147	—
Public utilities	201,195	(63)	21,494	205,774	(8,435)	101,234	521,199	(63)
Corporate securities	3,727,803	(3,046)	138,923	1,432,088	(144,367)	61,160	5,212,561	(11,865)
CDOs	56,872	2,488	(592)	—	(13,539)	—	45,229	1,615
Mortgage-backed securities	3,080	112	(41)	—	(1,819)	—	1,332	112

Total fixed-maturity securities	$4,022,234	(509)	160,647	1,637,862	(168,160)	162,394	5,814,468	(10,201)

Derivative assets	$8,666	240,700	—	—	(237,783)	—	11,583	2,917
Derivative liabilities	(29,251)	(128,330)	—	—	156,824	—	(757)	28,494
Reserves at fair value	(11,943,461)	(4,077,424)	—	(2,166,876)	1,135,478	—	(17,052,283)	(6,244,300)

								Realized
								gains (losses)
								included
								in net
								income
		Total realized/unrealized						related to
		gains (losses) included in						financial
			Other	Purchases	Sales	Transfer into		instruments
	Beginning		comprehensive	and	and	and/or out of	Ending	still held at
	balance	Net income	income (loss)	issuances	settlements	Level 3, net	balance	December 31
2013:
Fixed-maturity securities:
Available-for-sale:
Foreign government	$34,906	—	(1,622)	—	—	—	33,284	—
Public utilities	193,162	—	(10,278)	68,300	(679)	(49,310)	201,195	—
Corporate securities	3,501,577	3,344	(237,236)	549,744	(89,626)	—	3,727,803	140
CDOs	54,766	2,009	6,413	—	(6,316)	—	56,872	1,984
Mortgage-backed securities	4,789	91	68	—	(1,868)	—	3,080	86

Total fixed-maturity securities	$3,789,200	5,444	(242,655)	618,044	(98,489)	(49,310)	4,022,234	2,210

Derivative assets	$7,884	593,079	—	—	(592,297)	—	8,666	782
Derivative liabilities	(51,705)	(242,038)	—	—	264,492	—	(29,251)	22,453
Reserves at fair value	(10,961,562)	(1,015,824)	—	(1,232,687)	1,266,612	—	(11,943,461)	(2,248,511)

Consolidated Financial Statements and Supplemental Schedules	64	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(f)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on observable or unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.

The net transfers into Level 3 for the year ended December 31, 2014, are a result of observable inputs no longer being used. The net transfers out of Level 3 for the year ended December 31, 2013, are a result of observable inputs being used for certain fixed-maturity securities. There were no transfers between Level 1 and Level 2 for the year ended December 31, 2014.

(g)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs

The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31:

	Fair value	Valuation Technique	Unobservable input	Range (weighted average)
2014:
Fixed-maturity securities:
Available-for-sale:
Foreign government	$34,147	Matrix pricing	Option adjusted spread	156-162 (160)
Public utilities	521,199	Matrix pricing	Option adjusted spread	62-351 (190)
Corporate securities	5,212,561	Matrix pricing	Option adjusted spread	17-725 (186)
CDOs	24,649	Intex discounted	Constant prepayment rate	0–25.0% (0.5%)
		cash flows	Annual default rate	0.5–62.5% (1.9%)
			Loss severity	10–80.0% (44.7%)
			Delinquencies	0–32.0% (1.0%)
			Discount Margin to LIBOR	1.7–11.0% (4.9%)
CDOs	20,580	Third-Party Vendor	Prepayment rates	*
Mortgage-backed securities	1,332	Intex discounted	Constant prepayment rate	2.0–2.0% (2.0%)
		cash flows	Annual default rate	20.0-90.0% (20.0%)
			Loss severity	55.0–70.0% (55.0%)
			Delinquencies	5.0–30.0% (15.0%)
			Discount Margin to LIBOR	4.3–4.3% (4.3%)
Derivative assets:
TRS	$7,914	Third-Party Vendor	Spread and discount rates	*
CDO embedded derivative	3,669	Discounted cash flow	Prepayment rates	*
Derivative liabilities:
TRS	(757)	Third-Party Vendor	Spread and discount rates	*

Consolidated Financial Statements and Supplemental Schedules	65	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	Fair value	Valuation Technique	Unobservable input	Range (weighted average)
Reserves at Fair Value: ***
MVLO	$14,903,758	Discounted cash flow	Annuitizations	0–25%
			Surrenders	0–25%
			Mortality**	0–100%
			Withdrawal Benefit Election	0-50%
GMWB and GMAB	1,756,137	Discounted cash flow	Surrenders	0.5–35%
			Mortality**	0–100%

*	Management does not have insight into the specific assumptions used. See narrative below for qualitative discussion.
**	Mortality assumptions are derived by applying management determined factors to the Annuity 2000 Mortality Table.
***	Certain reserves at fair value related to a new product are not yet modeled and excluded from this disclosure.

(h)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs

Fixed-maturity securities matrix pricing: The primary unobservable input used in the matrix pricing model is a benchmark security option adjusted spread (OAS), which is applied to an OAS ratio. A significant yield increase of the benchmark security OAS in isolation could result in a decreased fair value, while a significant yield decrease in OAS could result in an increased fair value.

Fixed-maturity securities and CDO embedded derivative discounted cash flows: A significant increase (decrease) in the prepayment rates could result in an increase (decrease) in fair value. A significant decrease (increase) in default rates or loss severity could result in an increase (decrease) in fair value. A significant widening of the spread in isolation could result in a decreased fair value, while significant spread tightening could result in an increased fair value.

Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRSs in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRSs in isolation could result in lower (higher) fair value.

Reserves at fair value: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

(i)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. There were no nonrecurring fair value adjustments recorded in 2014 and 2013. In 2012, an impairment of $4,538, was recorded on real estate held for sale, and was disposed of in 2013.

Consolidated Financial Statements and Supplemental Schedules	66	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(j)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31:

	2014
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$180,398	—	—	204,489	204,489
Mortgage loans on real estate	7,182,169	—	—	7,618,106	7,618,106
Loans to affiliates	850,115	—	850,115	—	850,115
Policy loans	160,141	—	160,141	—	160,141
Acquired loans	201,268	—	175,888	97,487	273,375
Other invested assets	75,041	—	—	75,041	75,041
Financial liabilities:
Investment contracts	$84,156,386	—	—	84,921,955	84,921,955
Mortgage notes payable	92,184	—	—	109,119	109,119

	2013
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$220,752	—	—	219,516	219,516
Mortgage loans on real estate	6,134,525	—	—	6,554,054	6,554,054
Loans to affiliates	1,191,170	—	1,191,170	—	1,191,170
Policy loans	158,217	—	158,217	—	158,217
Acquired loans	205,131	—	162,320	85,238	247,558
Other invested assets	50,046	—	—	50,046	50,046
Financial liabilities:
Investment contracts	$71,735,796	—	—	72,477,568	72,477,568
Mortgage notes payable	99,210	—	—	112,884	112,884

The Company has portfolios of certain fixed-maturity securities classified as “held-to-maturity,” and accordingly, the securities are carried at amortized cost on the Consolidated Balance Sheets. The fair value is calculated internally with cash flow models using unobservable inputs and is categorized as Level 3.

Consolidated Financial Statements and Supplemental Schedules	67	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The fair value of mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Default rates and loss severities are then applied to each loan and a fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The inputs used are unobservable and the fair value is classified as Level 3.

The fair value of loans to affiliates balance comprises investments in a cash pool managed by Allianz SE (Cash Pool). The Cash Pool does not carry a quoted market price and investment access is limited to entities within the Allianz SE holding company structure. However, the Cash Pool comprises various short term investments whose fair value is based on market observable inputs. Therefore, fair value is classified as Level 2. Policy loans, are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value. Therefore, fair value is classified as Level 2.

The Company has a portfolio of assets as part of the liquidation of a CDO investment. A portion of these acquired assets have deteriorated credit quality and are recorded as acquired loans. Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors cash flow modeling, and matrix pricing with unobservable inputs. Prices obtained from third parties are Level 2, modeled and matrix priced are Level 3.

Other invested assets relate to an investment in FHLB stock, certain loan receivables, and miscellaneous partnership investments. The loan receivables and partnership investments are carried at cost, and are classified as Level 3 because there is no active market and the fair value is not readily determinable. The FHLB investment is carried at cost, which approximates fair value and is classified as Level 3 due to transfer restrictions and lack of liquidity. The Company held FHLB stock of $30,000 at December 31, 2014 and 2013.

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in the account balances and future policy benefit on the Consolidated Balance Sheets. The fair values of the investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs. The Company has a funding agreement with a balance of $500,000 and collateral of $655,031 and $598,671 at December 31, 2014 and 2013, respectively.

The fair value of mortgage notes payable is the sum of the outstanding balance of the note payable plus the expected prepayment penalty due to the lender if the Company were to prepay the mortgage. The Company believes this approximates fair value, as the calculation of the prepayment penalty is based on current market interest rates and represents lost interest to the lender. The penalty is based on specific provisions provided by the lender, which is an unobservable input; therefore, the liability is classified as Level 3.

Consolidated Financial Statements and Supplemental Schedules	68	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(7)	Financing Receivables

The Company’s financing receivables comprise mortgage loans, nontrade receivables, and loans to non-affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to non-affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans are evaluated on a collective basis for impairment unless circumstances arise that warrant individual evaluation. The nontrade receivables include some receivables evaluated on a collective basis, and some evaluated individually. The loans to non-affiliates are evaluated individually and do not require an allowance to be recorded as of December 31, 2014 and 2013. For additional information, see note 2 for nontrade receivables and note 4 for mortgage loans.

Rollforward of Allowance for Credit Losses

The allowances for credit losses and recorded investment in financing receivables as of December 31 are shown below:

	Mortgage loans	Nontrade receivables	Loans to non-affiliates	Total
2014:
Allowance for credit losses:
Beginning balance	$66,750	6,217	—	72,967
(Benefit)/provision	(31,750)	269	—	(31,481)

Ending balance	35,000	6,486	—	41,486
Ending balance individually evaluated for impairment	—	1,505	—	1,505

Ending balance collectively evaluated for impairment	$35,000	4,981	—	39,981

Financing receivables:
Ending balance	$7,217,169	30,272	30,335	7,277,776
Ending balance individually evaluated for impairment	—	1,505	30,335	31,840

Ending balance collectively evaluated for impairment	$7,217,169	28,767	—	7,245,936

Consolidated Financial Statements and Supplemental Schedules	69	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	Mortgage loans	Nontrade receivables	Loans to non-affiliates	Total
2013
Allowance for credit losses:
Beginning balance	$85,250	6,892	—	92,142
Benefit	(18,500)	(675)	—	(19,175)

Ending balance	66,750	6,217	—	72,967
Ending balance individually evaluated for impairment	26,750	1,505	—	28,255

Ending balance collectively evaluated for impairment	$40,000	4,712	—	44,712

Financing receivables:
Ending balance	$6,201,275	28,789	9,806	6,239,870
Ending balance individually evaluated for impairment	116,750	1,505	9,806	128,061

Ending balance collectively evaluated for impairment	$6,084,525	27,284	—	6,111,809

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.

The loan-to-value analysis as of December 31 is shown below:

	Commercial		Residential		Total
2014:
Less than 50%	$2,439,554	33.9%	—	—%	$2,439,554	33.9%
50% – 60%	1,849,502	25.6	—	—	1,849,502	25.6
60% – 70%	2,072,965	28.7	—	—	2,072,965	28.7
70% – 80%	599,743	8.3	—	—	599,743	8.3
80% – 90%	209,957	2.9	—	—	209,957	2.9
90% – 100%	13,426	0.2	—	—	13,426	0.2
Greater than 100%	32,022	0.4	—	—	32,022	0.4

Total	$7,217,169	100.0%	—	—%	$7,217,169	100.0%

Consolidated Financial Statements and Supplemental Schedules	70	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

	Commercial		Residential		Total
2013:
Less than 50%	$2,025,011	32.7%	$578	100.0%	$2,025,589	32.7%
50% – 60%	1,668,987	26.9	—	—	1,668,987	26.9
60% – 70%	1,622,171	26.2	—	—	1,622,171	26.2
70% – 80%	477,096	7.7	—	—	477,096	7.7
80% – 90%	168,964	2.7	—	—	168,964	2.7
90% – 100%	—	—	—	—	—	—
Greater than 100%	238,468	3.8	—	—	238,468	3.8

Total	$6,200,697	100.0%	$578	100.0%	$6,201,275	100.0%

The debt service coverage ratio as of December 31 is shown below:

	2014	2013
Debt service coverage ratio:
Greater than 1.4x	$5,204,622	4,103,809
1.2x – 1.4x	1,208,043	955,230
1.0x – 1.2x	656,376	858,438
Less than 1.0x	148,128	283,220

Total commercial mortgage loans	$7,217,169	6,200,697

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2014			2013
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$11,557	18,715	30,272	9,681	19,108	28,789
Allowance for credit losses	(4,981)	(1,505)	(6,486)	(4,712)	(1,505)	(6,217)

Net nontrade receivables	$6,576	17,210	23,786	4,969	17,603	22,572

Consolidated Financial Statements and Supplemental Schedules	71	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Past-Due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 is shown below:

	31–60 past due	61–90 past due	Greater than 90 days past due	Total past due	Current (1)	Total
2014:
Mortgage loans	$—	—	—	—	7,217,169	7,217,169
Loans to non-affiliates	—	—	—	—	30,335	30,335
Nontrade receivables	3,794	2,533	7,021	13,348	16,924	30,272

Total	$3,794	2,533	7,021	13,348	7,264,428	7,277,776

(1)	Current amount includes all receivables 30 days or less past due.

	31–60 past due	61–90 past due	Greater than 90 days past due	Total past due	Current (1)	Total
2013:
Mortgage loans	$—	—	—	—	6,201,275	6,201,275
Loans to non-affiliates	—	—	—	—	9,806	9,806
Nontrade receivables	6,657	3,457	8,715	18,829	9,960	28,789

Total	$6,657	3,457	8,715	18,829	6,221,041	6,239,870

(1)	Current amount includes all receivables 30 days or less past due.

As of December 31, 2014 and 2013, the Company’s financing receivables did not include any balances, which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(8)	Goodwill

Goodwill at December 31, 2014 and 2013, and the changes in the balance for the years then ended are as follows:

	2014	2013
Balance, beginning of year	$484,401	484,401
Reduction in goodwill due to sale of minority interest (1)	(1,496)	—

Balance, end of year	$482,905	484,401

(1)	See further discussion regarding the sale of the minority interest in Footnote 17.

Goodwill is reviewed on an annual basis and impairment considerations are made depending on economic market conditions. There were no impairments to goodwill in 2014 or 2013.

Consolidated Financial Statements and Supplemental Schedules	72	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(9)	Value of Business Acquired and Other Intangible Assets

VOBA at December 31 and the changes in the balance for the years then ended are as follows:

	2014	2013	2012
Balance, beginning of year	$—	—	—
Interest	314	439	573
Amortization	(3,479)	(4,327)	(5,218)
Change in shadow VOBA	3,165	3,888	4,645

Balance, end of year	$—	—	—

The net amortization of the VOBA in each of the next five years is expected to be as follows:

2015	$2,267
2016	1,727
2017	837
2018	807
2019	1,576

Intangible assets at December 31 and the changes in the balance for the years then ended are as follows:

	2014	2013	2012
Balance, beginning of year	$2,120	3,271	3,435
Amortization	(70)	(1,151)	(164)

Balance, end of year	$2,050	2,120	3,271

The remaining intangible assets have an indefinite life as of December 31, 2014. During 2014, there were no events or changes in circumstances that warranted recoverability testing for intangible assets. In 2013, the Company determined it is not likely to recover any value from a subsidiary trade name. Intangible amortization of $1,050 was recognized to fully impair this asset. During 2012, there were no events or changes in circumstances that warranted recoverability testing for intangible assets.

Accumulated amortization of VOBA and other intangible assets are $252,759 and $249,210 as of December 31, 2014, and 2013, respectively.

Consolidated Financial Statements and Supplemental Schedules	73	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(10)	Deferred Acquisition Costs

DAC at December 31 and the changes in the balance for the years then ended are as follows:

	2014	2013	2012
Balance, beginning of year	$4,820,215	2,603,307	4,858,136
Capitalization (1)	1,349,236	812,006	737,390
Interest	177,754	186,157	222,229
Amortization	(853,904)	(1,204,862)	(1,643,969)
Change in shadow DAC	(1,130,530)	2,423,607	(1,570,479)

Balance, end of year	$4,362,771	4,820,215	2,603,307

(1)	Reflects prospective adoption of new acquisition cost guidance in 2012. See note 2 for adoption impact.

The change in shadow DAC balances are impacted by movements in unrealized gains and losses as a result of market conditions.

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.

Consolidated Financial Statements and Supplemental Schedules	74	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2014, 2013, and 2012 is as follows:

	2014	2013	2012
Assets:
DAC	$(5,294)	(82,082)	(63,616)
DSI	(8,673)	(20,860)	(14,512)
VOBA	(120)	116	(1,012)

Total assets (decrease) increase	(14,087)	(102,826)	(79,140)

Liabilities:
Account balances and future policy benefit reserves	(38,411)	(224,074)	86,596
Unearned premiums	(1,851)	2,439	96

Total liabilities (decrease) increase	(40,262)	(221,635)	86,692

Net increase (decrease)	26,175	118,809	(165,832)
Deferred income tax expense (benefit)	9,161	41,583	(58,041)

Net increase (decrease)	$17,014	77,226	(107,791)

(11)	Deferred Sales Inducements

DSI at December 31 and the changes in the balance for years then ended are as follows:

	2014	2013	2012
Balance, beginning of year	$1,076,530	673,944	1,167,736
Capitalization	143,717	131,127	161,828
Amortization	(183,504)	(242,605)	(289,641)
Interest	35,528	38,936	43,279
Change in shadow DSI	(225,271)	475,128	(409,258)

Balance, end of year	$847,000	1,076,530	673,944

The change in shadow DSI balances are impacted by movements in unrealized gains and losses as a result of market conditions.

Consolidated Financial Statements and Supplemental Schedules	75	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(12)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2014			2013
	Account value	Net amount at risk	Weighted age (years)	Account value	Net amount at risk	Weighted age (years)
GMDB:
Return of premium	$22,885,613	38,798	62.9	$22,290,541	36,832	63.0
Ratchet and return of premium	5,297,482	70,239	66.5	5,388,868	25,638	66.5
Ratchet and rollup	4,413,506	417,237	69.6	4,861,539	397,864	69.2
Ratchet and earnings protection rider	3,960	1,443	81.0	4,107	1,588	80.2
Reset	102,983	677	74.8	109,406	616	76.1
Earnings protection rider	282,696	27,661	67.3	308,789	29,115	67.0

Total	$32,986,240	556,055		$32,963,250	491,653

GMIB:
Return of premium	$123,495	809	71.0	$141,847	506	71.3
Ratchet and return of premium	2,589,470	6,775	68.4	3,110,426	8,818	68.0
Ratchet and rollup	5,801,655	637,535	65.9	6,407,108	595,389	65.6

Total	$8,514,620	645,119		$9,659,381	604,713

GMAB:
Five years	$3,858,091	13,503	67.9	$4,660,325	14,165	66.2
Ten years	4,231	16	80.0	4,353	17	78.9
Target date retirement-7 year	791,444	4,733	62.4	813,148	1,852	61.5
Target date retirement-10 year	295,251	1,457	58.9	303,807	1,516	58.0
Target date with management levers	3,583,692	28,717	60.5	3,402,746	6,573	59.6

Total	$8,532,709	48,426		$9,184,379	24,123

GMWB:
No living benefit	$620,033	—	68.8	$546,725	—	68.9
Life benefit with optional reset	1,086,720	123,933	67.4	1,145,784	103,611	66.6
Life benefit with automatic reset	1,661,153	97,192	63.6	1,712,815	61,791	62.7
Life benefit with 8% rollup	34,001	3,691	68.3	36,826	2,348	67.6
Life benefit with 10% rollup	1,248,797	219,842	63.0	1,289,866	152,152	62.1
Life benefit with management levers	11,304,113	936,479	60.2	10,128,398	455,998	59.7

Total	$15,954,817	1,381,137		$14,860,414	775,900

Although account values are relatively stable, the net amount at risk has increased in 2014 due to more surrenders from contracts with account values greater than or equal to the guaranteed level.

Consolidated Financial Statements and Supplemental Schedules	76	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2014	2013
Mutual funds:
Bond	$3,712,198	3,832,071
Domestic equity	15,438,301	15,076,444
International equity	1,807,570	2,125,261
Specialty	9,062,822	8,814,913

Total mutual funds	30,020,891	29,848,689
Money market funds	677,571	800,839
Other	90,909	98,249

Total	$30,789,371	30,747,777

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in account balances and future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2012	$76,041	246,392	345,703	957,865	1,626,001
Incurred guaranteed benefits	4,608	(75,489)	(166,884)	(912,093)	(1,149,858)
Paid guaranteed benefits	(12,712)	(4,570)	(70,846)	—	(88,128)

Balance as of December 31, 2013	67,937	166,333	107,973	45,772	388,015
Incurred guaranteed benefits	28,860	(8,003)	166,427	1,445,508	1,632,792
Paid guaranteed benefits	(10,375)	(5,551)	(9,543)	—	(25,469)

Balance as of December 31, 2014	$86,422	152,779	264,857	1,491,280	1,995,338

(13)	Mortgage Notes Payable

In 2004, the Company obtained an $80,000 mortgage loan from Northwestern Mutual Life Insurance Company (Northwestern) for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with Northwestern in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2014 and 2013, the combined loan had a balance of $92,184 and $99,210, respectively. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.

Interest expense for all loans is $5,271, $5,649, and $6,007 in 2014, 2013, and 2012, respectively, and is presented in general and administrative expenses on the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules	77	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The future principal payments required under the Northwestern loan are as follows:

2015	$7,424
2016	7,844
2017	8,288
2018	8,758
2019	9,254
2020 and beyond	50,616

Total	$92,184

(14)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2014, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

Consolidated Financial Statements and Supplemental Schedules	78	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2014	2013	2012
Balance at January 1, net of reinsurance recoverables of $259,829, $221,718, and $188,089, respectively	$127,405	107,410	91,813
Adjustment primarily related to commutation and assumption reinsurance on blocks of business	(35)	(70)	(272)
Incurred related to:
Current year	60,474	54,096	42,876
Prior years	(11,243)	5,359	8,119

Total incurred	49,231	59,455	50,995

Paid related to:
Current year	3,677	3,519	3,001
Prior years	37,756	35,871	32,125

Total paid	41,433	39,390	35,126

Balance at December 31, net of reinsurance recoverables of $283,252, $259,829, and $221,718, respectively	$135,168	127,405	107,410

Prior year incurreds for 2014 reflect favorable claim development primarily with the individual LTC line of business. This favorable development is partially due to an update to claim continuance assumptions.

Prior year incurreds for 2013 reflect unfavorable claim development within the individual LTC line of business, partially offset by favorable development with the group marketing line of business. The unfavorable development with long term care is partially due to an update to claim continuance assumptions.

Prior year incurreds for 2012 reflect unfavorable claim development with the company’s participation in the Lloyd’s of London market (NALU) and the individual long term care line of business.

(15)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess yearly renewal term (YRT) coverage. The Company may also enter into coinsurance agreements for the purpose of preserving capital. The Company generally retained between $1,000 and $5,000 coverage per individual life depending on the type of policy for the years ended December 31, 2014 and 2013, respectively.

Consolidated Financial Statements and Supplemental Schedules	79	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by arranging trust accounts or letters of credit with certain reinsurers. Reinsurance recoverables and receivables at December 31, 2014 and 2013 are covered by collateral of $3,669,536 and $3,441,677, respectively.

(16)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense (benefit) for the years ended December 31 is as follows:

	2014	2013	2012
Income tax expense (benefit) attributable to operations:
Current tax expense	$265,586	42,854	280,018
Deferred tax (benefit) expense	(240,863)	160,438	(324,977)

Total income tax expense (benefit) attributable to net income	24,723	203,292	(44,959)
Income tax effect on equity:
Income tax expense (benefit) allocated to stockholder’s equity:
Attributable to unrealized gains (losses) on investments	418,073	(661,574)	192,353
Attributable to unrealized (losses) gains on postretirement obligation	—	(127)	95
Attributable to unrealized (losses) gains on foreign exchange	(1,132)	(889)	325

Total income tax effect on equity	$441,664	(459,298)	147,814

Consolidated Financial Statements and Supplemental Schedules	80	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(b)	Components of Income Tax Expense (Benefit)

Income tax expense (benefit) computed at the statutory rate of 35% varies from income tax expense (benefit) reported on the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2014	2013	2012
Income tax expense (benefit) computed at the statutory rate	$63,066	260,567	(30,570)
Dividends-received deductions and tax-exempt interest	(27,849)	(32,037)	(20,015)
State income tax	4,106	(2,049)	6,559
Release AZLPF tax	—	(5,829)	—
Accrual of tax contingency reserve	2,180	2,571	2,223
Foreign tax, net	(3,202)	(12,209)	(4,551)
Corporate-owned life insurance	(7,806)	(12,933)	(6,894)
Penalties	(6,174)	6,376	5,377
Other	402	(1,165)	2,912

Income tax expense (benefit) as reported	$24,723	203,292	(44,959)

Consolidated Financial Statements and Supplemental Schedules	81	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability), which is included in other liabilities, on the Consolidated Balance Sheets, at December 31 are as follows:

	2014	2013
Deferred tax assets:
Policy reserves	$2,847,620	1,995,228
Coinsurance deferred income	—	1,935
Expense accruals	144,197	143,170
Other-than-temporarily impaired assets	13,352	16,468
Investment income	—	236,478
Provision for postretirement benefits	31,190	20,984
Other	2,102	781

Total deferred tax assets	3,038,461	2,415,044

Deferred tax liabilities:
Deferred acquisition costs	(1,086,964)	(1,346,290)
Investment income	(159,754)	—
Depreciation and amortization	(51,311)	(47,147)
Deferred intercompany gain	(3,187)	(3,710)
Net unrealized gains on investments and foreign exchange	(2,196,751)	(1,301,256)

Total deferred tax liabilities	(3,497,967)	(2,698,403)

Net deferred tax liabilities	$(459,506)	(283,359)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid by the Company were $250,127, $74,460, and $287,491 in 2014, 2013, and 2012, respectively. At December 31, 2014 and 2013, respectively, the Company had a tax payable to AZOA of $79,981 and $73,372, reported in other liabilities on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules	82	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

At December 31, 2014 and 2013, the Company had a tax receivable separate from the agreement with AZOA in the amount of $134 and $167, respectively. These amounts are for foreign taxes and taxes on a majority-owned subsidiary.

The Company’s federal income tax return is consolidated with its parent, AZOA. The Company is no longer subject to U.S. federal, state, local, or non-U.S. income tax examinations by tax authorities for years prior to 2011, though examinations by certain U.S. state and local tax authorities may still be conducted for 2008 and subsequent years. The IRS recently conducted an examination of the consolidated returns filed by AZOA for the 2008 and 2009 tax years. These amended returns were accepted by the IRS as filed and review by the Joint Committee on Taxation in now ongoing. The IRS has not proposed any adjustments that materially affect the Company nor has AZOA received notice from the IRS of its intent to examine any subsequent tax periods.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. Reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2014	2013
Balance at January 1	$70,174	81,012
Additions based on tax positions related to the current year	509	680
Amounts released related to tax positions taken in prior years	(11,580)	(11,518)

Balance at December 31	$59,103	70,174

The balance at December 31, 2014, consists of tax positions for which the deductibility is more likely than not; however, there is uncertainty with respect to the timing of the deduction. Due to the impact of deferred tax accounting, other than interest and penalty, the disallowance would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2014, 2013, and 2012, the Company recognized expenses of $2,180, $2,571, and $2,223, respectively, in interest and penalties. The Company had $12,132 and $9,952 for the payment of interest and penalties accrued at December 31, 2014 and 2013, respectively.

Consolidated Financial Statements and Supplemental Schedules	83	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(17) Related-Party Transactions

(a)	Loans to Affiliates

The Company held related-party invested assets of $850,115 and $1,191,170 at December 31, 2014 and 2013, respectively, representing 0.95% and 1.58% of total invested assets for the respective years. The 2014 balance comprises the investment in the Cash Pool as discussed in note 6. The Company does not foresee a credit risk with these investments given the financial strength of Allianz SE, which currently has an A.M. Best rating of A+ and a S&P rating of AA.

In 2003, the Company entered into an agreement to lend Allianz SE $350,000. In 2004, the Company transferred, in the form of a dividend, a portion of the loan to AZOA with a carrying value of $90,000. In 2006, the Company transferred, in the form of a dividend, an additional portion of the loan to AZOA with a carrying amount of $130,000. The loan was paid off with year-to-date principal payments received through December 31, 2013, in the amount of $28,725. The interest rate was 5.18%. Interest of $1,029 and $2,466 was earned during 2013 and 2012, respectively, and is included in interest and similar income, net on the Consolidated Statements of Operations.

(b)	Real Estate

The Company has real estate investment properties leased to affiliates. The Company reported $0, $1,462, and $1,045, 2014, 2013, and 2012, respectively, for rental income, which is included in interest and similar income, net on the Consolidated Statements of Operations. This property was sold in 2013. The Company has agreements to sublease office space to related parties, wholly owned by the same parent company, AZOA. The Company received rental income of $1,281, $1,502, and $881 in 2014, 2013, and 2012, respectively, which is included in other revenue on the Consolidated Statements of Operations. Related to this agreement, the Company had a receivable balance of $34 at both December 31, 2014 and 2013. In addition, the Company leases office space from Fireman’s Fund Insurance Company (FFIC) pursuant to a sublease agreement. In connection with this subleasing arrangement, the Company has incurred rent expense of $32, $29, and $26, in 2014, 2013, and 2012, respectively, which is included in general and administrative expenses on the Consolidated Statements of Operations.

(c)	Service Fees

The Company incurred fees for services provided by affiliated companies of $40,985, $40,096, and $35,713 in 2014, 2013, and 2012, respectively. The Company’s liability for these expenses was $7,197 and $7,054 at December 31, 2014 and 2013, respectively, and is included in other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the Company pays the amount due through cash settlement.

Consolidated Financial Statements and Supplemental Schedules	84	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company earned revenues for various services provided to affiliated companies of $4,711, $6,325, and $5,666, in 2014, 2013, and 2012, respectively. The receivable for these revenues was $269 and $642 at December 31, 2014 and 2013, respectively, and is included in receivables on the Consolidated Balance Sheets. On a quarterly basis, the Company receives payment through cash settlement.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $16,260, $16,516, and $15,233 during 2014, 2013, and 2012, respectively, which is included in fee and commission revenue on the Consolidated Statements of Operations. At December 31, 2014 and 2013, $1,281 and $2,780, respectively, were included for these fees in receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of subadvised investment options were $848, $1,060, and $1,513 during 2014, 2013, and 2012, respectively, which are included in general and administrative expenses on the Consolidated Statements of Operations. The related payable to these affiliates was $69 at both December 31, 2014 and 2013 and is included in other policyholder funds on the Consolidated Balance Sheets.

(d)	Capital Contributions and Dividends

The Company paid cash dividends to AZOA of $250,000, $650,000, and $150,000 in 2014, 2013, and, 2012 respectively.

(e)	Reinsurance

On October 1, 2010, the Company created a subsidiary named Allianz Annuity Company of Missouri (AAMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 22, 2010, an additional capital contribution was made for $288,234 to AAMO. On December 31, 2010, the Company ceded to AAMO, on a combined funds withheld coinsurance basis and modified coinsurance basis, a 20% quota share of the Company’s net liability of certain variable annuity policies written directly by the Company. The impact of this reinsurance agreement is eliminated through consolidation.

Consolidated Financial Statements and Supplemental Schedules	85	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

On September 29, 2009, the Company created a subsidiary named Allianz Life of Missouri, LLC (AZLMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 31, 2009, the Company ceded to AZLMO, on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter of credit is in a qualifying trust established by AZLMO. On December 31, 2009, an additional capital contribution was made for $282,000 to AZLMO. The impact of this reinsurance agreement is eliminated through consolidation. During 2010, the Company created a subsidiary named Allianz Life Insurance Company of Missouri, which was merged with AZLMO. There was no financial impact to the Company’s consolidated financial statements as a result of the merger.

The Company has reinsurance recoverables and receivables due to reinsurance agreements with other affiliated entities. Total affiliated reinsurance recoverables and receivables were $173 and $226 as of December 31, 2014 and 2013, respectively, and are included in reinsurance recoverables and receivables on the Consolidated Balance Sheets.

(f)	Line of Credit Agreement

In 2013, the Company entered into a line-of-credit agreement with its subsidiary, Allianz Life Insurance Company of New York, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the General Account admitted assets of Allianz Life Insurance Company of New York as of the preceding year-end. There are no amounts outstanding under the line of credit agreement and no amounts have been borrowed during the years ended December 31, 2014 and 2013.

(g)	Minority Interest Transactions

The Company held a minority equity interest in a certain field marketing organization (FMO). A put option within the stockholders agreement was exercised, which required the Company to purchase all of the remaining stock in the FMO. In lieu of purchasing the remaining stock, the Company purchased a put option for $6,500 on December 3, 2014, and subsequently cancelled it. Simultaneously, the FMO purchased the minority interest for $500. The Company recorded a loss of $6,500 related to the purchase of the put option. As part of the sale of the minority equity interest, goodwill of $1,496 was eliminated.

(18) Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2014, 2013, and 2012, the Company matched up to a maximum of 7.5% of the employees’ eligible compensation, respectively. Participants are 100% vested in the Company’s matching contribution after three years of service.

Consolidated Financial Statements and Supplemental Schedules	86	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $13,242, $11,657, and $11,827, in 2014, 2013, and 2012, respectively, toward the AAAP matching contributions and administration expenses.

A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $17,653 and $14,160 as of December 31, 2014 and 2013, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company may decide to make discretionary contributions to the plan in the form and manner the Company determines. Discretionary contributions are currently determined based on production. The accrued liability of $29,615 and $19,822 as of December 31, 2014 and 2013, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SARs and restricted stock units (RSUs) that are tied to Allianz SE stock. Allianz SE determines the number of SARs and RSUs granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period. A change in value of $8,429, $8,152, and $5,653 was recorded in 2014, 2013, and 2012, respectively, and is included in general and administrative expenses on the Consolidated Statements of Operations. The related liability of $21,339 and $15,840 as of December 31, 2014 and 2013, respectively, is recorded in other liabilities on the Consolidated Balance Sheets.

The Company participates in the Employee Stock Purchase Plan sponsored by AZOAC that is designed to provide eligible employees with an opportunity to purchase American Depository Shares (ADSs) of Allianz SE at a discounted price. An aggregate amount of 250,000 Ordinary Shares is reserved for this plan. Allianz SE determines the purchase price of the share based on the closing price of an Ordinary Share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. Effective October 26, 2009, the ADSs were delisted from the New York Stock Exchange and started trading on the U.S. over-the-counter market through the OTCQX (which is an online trading platform). The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $654, $482, and $426 in 2014, 2013, and 2012, respectively, and is recorded in other liabilities on the Consolidated Balance Sheets. The discount is reflected as taxable income in the year of purchase to employees.

Consolidated Financial Statements and Supplemental Schedules	87	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company participates in the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in force are eligible to receive benefits. The Company expensed $1,120, $753, and $3,571 in 2014, 2013, and 2012, respectively, toward severance payments.

The Company offers a life insurance benefit to eligible employees who retired on or before December 31, 1988, or who were hired before December 31, 1988, and who have at least 10 years of service when they reach age 55. The Company’s plan obligation at December 31, 2014 and 2013, was $1,113 and $1,054, respectively. This liability is included in other liabilities on the Consolidated Balance Sheets.

The Company’s plan assets, held in a Welfare Benefit Trust, at December 31, 2014 and 2013 were $614 and $537, respectively. The assets in this trust are used to prefund the Company’s self-insured medical plan.

(19) Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, and accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2014 and 2013, was $5,255,180 and $4,426,168, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2014 and 2013, were in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of not more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $525,518 can be paid in 2015 without prior approval of the Commissioner of Commerce.

Consolidated Financial Statements and Supplemental Schedules	88	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2014 and 2013.

(20) Commitments and Contingencies

The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, including five putative and certified class action proceedings, arising from the conduct of business. Two of the class action lawsuits, Negrete v. Allianz Life Insurance Company of North America (CV 05-6838 CAS) and Healey v. Allianz Life Insurance Company of North America (CV 05-8908 CAS) have been certified as class actions, and have been consolidated in the United State District Court, Central District of California, Western Division. One of the other putative class action lawsuits, Jones v. Allianz Life Insurance Company of North America (CV00000145 SWW), is pending in the United States District Court, Eastern District of Arkansas, and has been stayed. One of the putative class action lawsuits, Smith v. Questar Capital Corporation and Allianz Life Insurance Company of North America (12-CV-02669 SRN/TNL) is pending in the United States District Court for the District of Minnesota. The other putative class action lawsuit, Snyder v. Acord Corporate et. al. (1:14-cv01736-JLK) is pending in the United States District Court for the District of Colorado. The Company generally intends to vigorously contest the lawsuits, but is or may pursue settlement negotiations in some cases, if appropriate. The Company has obtained preliminary approval of a settlement of the Negrete/Healey lawsuits. The outcome of the other cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs for defending itself as incurred. When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions, or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether the amount of loss can be reasonably estimated prior to making any accruals.

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.

Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority (FINRA) and other regulatory bodies regularly make inquiries and

Consolidated Financial Statements and Supplemental Schedules	89	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. State regulators have also been investigating various practices relating to unclaimed property, and the Company has reached settlement agreements with some state regulators regarding the unclaimed property. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.

These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future. When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.

The Company has private placement investments that may require a commitment of capital within the next year. The Company had capital commitments of $188,000 and $84,000 at December 31, 2014 and 2013, respectively.

The Company has limited partnership investments that require a commitment of Capital. The Company has open capital commitments of $17,957 and $949 at December 31, 2014 and 2013, respectively. The investments in the limited partnerships were $12,043 and $9,051 for the years ended December 31, 2014 and 2013.

The Company has commercial mortgage loan investments that require additional commitments of capital within the next year. The Company had capital commitments for new mortgage loans of $157,050 and $364,400 at December 31, 2014 and 2013, respectively.

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. Expense for all operating leases was $2,828, $2,760, and $2,569 in 2014, 2013, and 2012, respectively. The future minimum lease payments required under operating leases are as follows:

2015	$1,512
2016	1,115
2017	971
2018	976
2019	955
2020 and beyond	1,027

Total	$6,556

Consolidated Financial Statements and Supplemental Schedules	90	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Company had capital leases to finance furniture and equipment for the Company’s headquarters. These leases were all terminated in 2010 and new leases were entered into in 2011. No new leases were entered into in 2013 or 2014. The cost and accumulated depreciation of the financed assets were $2,976 and $2,357 at December 31, 2014, and $2,976 and $1,613 at December 31, 2013, respectively, and are included in other assets on the Consolidated Balance Sheets. Depreciation on the financed assets was $744, $745, and $868 in 2014, 2013, and 2012, respectively. The present value of the future minimum lease payments for the year ended December 31, 2015 is $783. There are no expected future lease payments in 2016 and beyond.

The Company has a service agreement (the agreement) with certain broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. In the event of termination, the Company has calculated its total commitment at December 31, 2014, to be $5,796 annually with a total commitment of $57,958. The calculation was based on the total variable insurance products under management as of December 31, 2014, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $7,734, $5,980, and $5,095 in 2014, 2013, and 2012, respectively.

Consolidated Financial Statements and Supplemental Schedules	91	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(21)	Capital Structure

The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized,			Voluntary or
	issued, and	Par value,		involuntary
	outstanding	per share	Redemption rights	liquidation rights
Common stock	40,000,000	$1.00	None	None
20,000,001
20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board	Designated by Board
	18,903,484		for each series issued	for each series issued
18,903,484
Class A, Series A	8,909,195	1.00	$35.02 per share plus	$35.02 per share plus
	8,909,195		an amount to yield a	an amount to yield a
	8,909,195		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class A, Series B	10,000,000	1.00	$35.02 per share plus	$35.02 per share plus
	9,994,289		an amount to yield a	an amount to yield a
	9,994,289		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class B	400,000,000	1.00	Designated by Board	Designated by Board
			for each series issued	for each series issued

Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.

Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

As discussed in notes 2 and 17, the Company carried out various capital transactions with related parties during 2014, 2013, and 2012.

Consolidated Financial Statements and Supplemental Schedules	92	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(22)	Foreign Currency Translation

An analysis of foreign currency translation, net of tax for the respective years ended December 31 is as follows:

	2014	2013	2012
Beginning amount of cumulative translation adjustments	$12,343	13,993	13,389
Aggregate adjustment for the period resulting from translation adjustments	(3,235)	(2,539)	929
Amount of income tax expense (benefit) for the period related to aggregate adjustment	1,132	889	(325)

Net aggregate translation included in equity	(2,103)	(1,650)	604

Ending amount of cumulative translation adjustments	$10,240	12,343	13,993

Canadian foreign exchange rate at end of year	0.86337	0.94120	1.00432

(23)	Segment Information

The Company has organized its principal operations into the following segments: Individual Annuities, Life, Questar, and Legacy products.

The Individual Annuities segment consists of fixed, fixed-indexed, and variable annuities that are provided through independent distribution channels made up of agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

The Life segment issues fixed-indexed universal life insurance products, as well as maintains term and whole life in-force blocks that the Company no longer sells or distributes. In 2013, the Company identified this segment as an emerging focus. The primary sources for revenue for this segment are premiums, fees, and charges that the Company receives to assume insurance related risk, in addition to earning a spread on net investment income on invested assets.

Consolidated Financial Statements and Supplemental Schedules	93	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

The Questar segment consists of two wholly owned subsidiaries, Questar Capital Corporation (Questar Capital) and Questar Asset Management, Inc. (QAM). Questar Capital is registered as a broker-dealer under the Securities Exchange Act of 1934 and operates as a retail broker-dealer. QAM provides portfolio management for clients and revenue is driven by fees received based on assets under management. Questar Capital distributes a full range of securities products, including mutual funds and variable life insurance and annuity contracts. Questar Capital also processes general securities transactions through a clearing arrangement with Pershing, LLC.

The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the consolidated results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

The Company does not maintain segregated investment portfolios for each segment. All interest and similar income, net and realized investment gains, net are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.

Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuity, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from EGP used in reserve and DAC model projections. Unconsolidated segment results are reconciled to consolidated statement of operations amounts in the tables below:

		Year ended December 31, 2014
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,148,803	117,950	—	141,344	—	1,408,097
Interest and similar income, net	3,799,849	90,088	(17)	67,378	—	3,957,298
Change in fair value of assets and liabilities	1,805,611	41,292	—	(4,914)	—	1,841,989
Realized investment gains, net	74,926	1,579	1	1,256	—	77,762
Fee, commission, and other revenue	246,021	474	102,234	6,217	(43,126)	311,820

Total revenue (loss)	7,075,210	251,383	102,218	211,281	(43,126)	7,596,966

Benefits and expenses:
Net benefits and expenses	5,582,740	147,348	—	145,737	—	5,875,825
General and administrative and commission	1,964,597	162,973	111,967	17,628	(43,126)	2,214,039
Change in deferred acquisition costs, net	(615,902)	(72,109)	—	14,925	—	(673,086)

Total benefits and expenses	6,931,435	238,212	111,967	178,290	(43,126)	7,416,778

Pretax income (loss)	$143,775	13,171	(9,749)	32,991	—	180,188

Consolidated Financial Statements and Supplemental Schedules	94	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

		Year ended December 31, 2013
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,050,072	104,715	—	133,586	—	1,288,373
Interest and similar income, net	3,464,951	71,125	(16)	56,057	—	3,592,117
Change in fair value of assets and liabilities	843,121	77,920	—	224	—	921,265
Realized investment gains, net	172,940	2,227	8	13,122	—	188,297
Fee, commission, and other revenue	239,692	583	93,485	6,207	(33,188)	306,779

Total revenue (loss)	5,770,776	256,570	93,477	209,196	(33,188)	6,296,831

Benefits and expenses:
Net benefits and expenses	3,378,366	180,923	—	144,730	—	3,704,019
General and administrative and commission	1,408,107	136,417	110,633	19,666	(33,188)	1,641,635
Change in deferred acquisition costs, net	264,068	(71,632)	—	14,263	—	206,699

Total benefits and expenses	5,050,541	245,708	110,633	178,659	(33,188)	5,552,353

Pretax income (loss)	$720,235	10,862	(17,156)	30,537	—	744,478

		Year ended December 31, 2012
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$821,192	93,795	—	134,170	—	1,049,157
Interest and similar income, net	3,514,953	67,509	(20)	49,964	—	3,632,406
Change in fair value of assets and liabilities	(169,234)	12,125	—	(170)	—	(157,279)
Realized investment gains, net	225,246	1,387	—	1,068	—	227,701
Fee, commission, and other revenue	189,120	295	72,917	7,594	(29,220)	240,706

Total revenue (loss)	4,581,277	175,111	72,897	192,626	(29,220)	4,992,691

Benefits and expenses:
Net benefits and expenses	2,656,502	92,872	—	140,829	—	2,890,203
General and administrative and commission	1,300,668	118,602	90,580	24,849	(29,220)	1,505,479
Change in deferred acquisition costs, net	729,277	(58,368)	—	13,441	—	684,350

Total benefits and expenses	4,686,447	153,106	90,580	179,119	(29,220)	5,080,032

Pretax (loss) income	$(105,170)	22,005	(17,683)	13,507	—	(87,341)

Consolidated Financial Statements and Supplemental Schedules	95	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

(24)	Changes in and Reclassifications from Accumulated Other Comprehensive Income (AOCI)

Changes in AOCI, net of tax, by component consist of the following:

	Year ended December 31, 2014
	Net unrealized gain on securities	OTTI gain (losses) in OCI	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$980,777	8,814	1,020	12,343	(170)	1,002,784
OCI before reclassifications	825,079	3,114	455	(2,103)	(25)	826,520
Amounts reclassified from AOCI	(49,858)	(2,320)	—	—	19	(52,159)

Net OCI	775,221	794	455	(2,103)	(6)	774,361

Ending balance	$1,755,998	9,608	1,475	10,240	(176)	1,777,145

	Year ended December 31, 2013
	Net unrealized gain on securities	OTTI gain (losses) in OCI	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$2,206,473	11,313	1,463	13,993	(337)	2,232,905
OCI before reclassifications	(1,151,346)	(6,431)	(443)	(1,650)	189	(1,159,681)
Amounts reclassified from AOCI	(74,350)	3,932	—	—	(22)	(70,440)

Net OCI	(1,225,696)	(2,499)	(443)	(1,650)	167	(1,230,121)

Ending balance	$980,777	8,814	1,020	12,343	(170)	1,002,784

Consolidated Financial Statements and Supplemental Schedules	96	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

(In thousands, except share data and security holdings quantities)

Reclassifications from AOCI, net of tax, consist of the following:

	Amount Reclassified from AOCI		Affected line item
	December 31,		in the Consolidated
AOCI	2014	2013	Statements of Operations
Net unrealized gain on securities:
Available-for-sale securities	$76,705	114,385	Realized investment gains, net
	26,847	40,035	Income tax expense (benefit)

	49,858	74,350	Net income (loss)

OTTI gain (losses) in OCI:
Other than temporary impairments	3,569	(6,049)	Realized investment gains, net
	1,249	(2,117)	Income tax expense (benefit)

	2,320	(3,932)	Net income (loss)

Pension and other postretirement plan adjustments:
Amortization of actuarial (losses) gains	(29)	34	General and administrative expenses
	(10)	12	Income tax expense (benefit)

	(19)	22	Net income (loss)

Total amounts reclassified from AOCI	$52,159	70,440	Total net income (loss)

(25)	Subsequent Events

No material subsequent events have occurred since December 31, 2014 through March 23, 2015 that require adjustment to the financial statements.

On February 18, 2015, the Company declared a cash dividend payable to the parent company, AZOA. The dividend of $140,000 was paid on March 4, 2015.

Consolidated Financial Statements and Supplemental Schedules	97

Schedule I

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Summary of Investments – Other than Investments in Related Parties

December 31, 2014

(In thousands)

Type of investment	Cost (1)	Fair value	Amount at which shown in the consolidated balance sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,127,783	1,232,954	1,232,954
Agencies not backed by the full faith and credit of the U.S. government	130,703	145,350	145,350
States and political subdivisions	6,718,229	7,540,942	7,540,942
Foreign government	308,633	311,675	311,675
Public utilities	5,482,698	6,328,249	6,328,249
Corporate securities	45,725,053	49,497,457	49,497,457
Mortgage-backed securities	13,415,946	14,097,897	14,097,897
Collateralized mortgage obligations	10,697	12,032	12,032
Collateralized debt obligations	33,637	45,229	45,229

Total fixed-maturity securities, available-for-sale	72,953,379	79,211,785	79,211,785

Fixed-maturity securities, at fair value through income:
U.S. government	40,535	41,223	41,223

Total fixed-maturity securities, trading	40,535	41,223	41,223

Fixed-maturity securities, held-to-maturity:
Collateralized debt obligations	180,316	204,392	180,316
Corporate securities	82	97	82

Total fixed-maturity securities, held-to-maturity	180,398	204,489	180,398

Total fixed-maturity securities	73,174,312	79,457,497	79,433,406

Equity securities:
Equity securities, available-for-sale:
Common stocks:
Industrial and miscellaneous	6,180	6,226	6,226
Equity securities, trading:
Common stocks:
Industrial and miscellaneous	296,992	314,023	314,023

Total equity securities	303,172	$320,249	320,249

Other investments:
Mortgage loans on real estate, net	7,182,169		7,182,169
Short-term securities	47,897		47,897
Derivatives	721,736		721,736
Real estate
Loans to affiliates	850,115		850,115
Policy loans	160,141		160,141
Acquired loans	201,268		201,268
Other invested assets	75,041		75,041

Total other investments	9,238,367		9,238,367

Total investments	$82,715,851		$88,992,022

(1)	Original cost of equity securities and, as to fixed-maturities, original cost reduced by repayments and adjusted for amortization of premiums, accrual discounts, or impairments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules	98

Schedule II

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Supplementary Insurance Information

As of and for the years ended December 31, 2014, 2013, and 2012

(In thousands)

	December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements	Account balances and future policy benefit reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses
2014:
Annuities	$3,934,701	843,545	85,548,020	1,164	—	1,148,803	3,799,849	5,578,815	3,925	(615,902)	1,930,071
Life	384,073	3,455	2,255,751	74,207	4,187	117,950	90,088	147,014	334	(72,109)	154,983
Questar	—	—	—	—	—	—	(17)	—		—	111,967
Legacy	43,997	—	3,554,990	55,330	439,257	141,344	67,378	145,737		14,925	17,018

	$4,362,771	847,000	91,358,761	130,701	443,444	1,408,097	3,957,298	5,871,566	4,259	(673,086)	2,214,039

2013:
Annuities	$4,415,572	1,072,742	72,954,916	24,392	—	1,050,072	3,464,952	3,304,991	73,375	264,068	1,382,537
Life	345,008	3,788	1,843,616	57,647	3,220	104,715	71,125	181,756	(833)	(71,632)	128,799
Questar	—	—	—	—	—	—	(16)	—	—	—	110,633
Legacy	59,635	—	3,326,680	53,600	412,889	133,586	56,056	144,730	—	14,263	19,666

	$4,820,215	1,076,530	78,125,212	135,639	416,109	1,288,373	3,592,117	3,631,477	72,542	206,699	1,641,635

2012:
Annuities	$2,289,260	670,988	70,534,455	294	—	821,192	3,514,953	2,571,623	84,879	729,277	1,278,880
Life	240,192	2,956	1,493,372	32,327	3,913	93,795	67,509	93,390	(518)	(58,368)	111,170
Questar	—	—	—	—	—	—	(20)	—	—	—	90,580
Legacy	73,855	—	3,182,713	56,262	354,819	134,170	49,964	140,829	—	13,441	24,849

	$2,603,307	673,944	75,210,540	88,883	358,732	1,049,157	3,632,406	2,805,842	84,361	684,350	1,505,479

*	See note 10 for aggregate gross amortization of deferred sales inducements.
**	See note 9 for aggregate gross amortization of deferred acquisition costs.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules	99

Schedule III

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Reinsurance

Years ended December 31, 2014, 2013, and 2012

(In thousands)

	Direct	Ceded to other	Assumed from other	Net	Percentage of amount assumed
Years ended	amount	companies	companies	amount	to net
December 31, 2014:
Life insurance in force	$28,518,136	19,851,269	67,484	8,734,351	0.8%
Premiums and policy fees:
Life	$162,098	41,659	779	121,218	0.6%
Annuities	1,145,637	(1,445)	(153)	1,146,929	—
Accident and health	189,981	80,007	29,976	139,950	21.4

Total premiums and policy fees	$1,497,716	120,221	30,602	1,408,097	2.2%

December 31, 2013:
Life insurance in force	$26,107,972	17,815,125	80,931	8,373,778	1.0%
Premiums and policy fees:
Life	$149,803	42,857	606	107,552	0.6%
Annuities	1,046,313	(1,966)	(468)	1,047,811	—
Accident and health	184,288	78,876	27,598	133,010	20.7

Total premiums and policy fees	$1,380,404	119,767	27,736	1,288,373	2.2%

December 31, 2012:
Life insurance in force	$24,257,515	16,420,252	91,346	7,928,609	1.2%
Premiums and policy fees:
Life	$138,180	42,900	851	96,131	0.9%
Annuities	819,359	27	(318)	819,014	—
Accident and health	189,659	81,257	25,610	134,012	19.1

Total premiums and policy fees	$1,147,198	124,184	26,143	1,049,157	2.5%

The Life and Annuities categories above are prescribed splits based on product and will differ from the results of the Life and Individual Annuity segments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules	100